As filed with the Securities and Exchange Commission on March 24, 2006

Registration No. 333-121066

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Post-Effective Amendment No. 4

on Form S-3

Registration Statement

under

the Securities Act of 1933

NovaStar Mortgage Funding Trusts

(Issuer of the Securities)

NOVASTAR MORTGAGE FUNDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

8140 Ward Parkway, Suite 300

Kansas City, Missouri 64114

(816) 237-7000

Delaware	48-1195807
(State of Incorporation)	(I.R.S. Employer Identification Number)

(Address and telephone number of Registrant’s principal executive offices)

Copies to:

Scott F. Hartman NovaStar Mortgage Funding Corporation 8140 Ward Parkway, Suite 300 Kansas City, Missouri 64114 Phone: (816) 237-7000	Christopher DiAngelo, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Calculation of Registration Fee

Title of Each Class of Securities Being Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
NovaStar Home Equity Loan Asset-backed securities issuable in series	$12,000,000,000	100%	$12,000,000,000	$1,412,400.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	$126.70 of the registration fee was previously paid by the NovaStar Mortgage Funding Corporation (the “registrant”) in connection with the initial filing of this registration statement. In accordance with Rule 429 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the prospectus included herein is a combined prospectus which also relates to the registrant’s registration statement on Form S-3 (Registration No. 333-114297) (the “prior registration statement”). The amount of securities eligible to be sold under the prior registration statement ($2,352,074,000 as of December 27, 2004) shall be carried forward to this registration statement. A registration fee in the amount of $1,013,600 was paid at the time of registration.

EXPLANATORY NOTE

This post-effective Amendment No. 4 to the registrants’ Registration Statement on Form S-3 (File Nos. 333-121066), declared effective on December 27, 2004 by the Securities and Exchange Commission (the “Registration Statement”), is being filed solely for the purpose of including the additional form of Prospectus Supplement. No additional changes are being made hereby to the prospectus that forms a part of this Registration Statement.

Prospectus Supplement to Prospectus dated                     , 200

$

NovaStar Mortgage Funding Trust 200[  ]-[  ]

Issuing Entity

NovaStar Home Equity Loan Asset-Backed Notes, Series 200[  ]-[  ]

[NovaStar Logo]

NovaStar Mortgage Inc.

(Sponsor and Servicer)

[NovaStar Mortgage Funding Corporation] (Depositor)

[NovaStar Certificates Financing LLC] (Depositor)

You should read the section entitled “ Risk Factors” starting on page S-     of this prospectus supplement and on page      of the accompanying prospectus and consider these factors before making a decision to invest in the notes.

The notes represent non-recourse obligations of the trust only and are not interests in or obligations of any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The trust fund —

•	The trust fund consists primarily of two groups of residential mortgage loans. One group contains first lien and second lien fixed- and adjustable-rate conforming mortgage loans and the other group contains first lien and second lien fixed- and adjustable rate conforming and non-conforming mortgage loans.

The notes —

•	The trust will issue and offer classes of senior notes and classes of subordinate notes.

Credit enhancement —

•	The class A notes will be supported by the class M notes. Each class of class M notes will be supported by the classes of class M notes having a lower payment priority, with the most subordinate class being supported by overcollateralization.

•	Excess interest will be used to increase and maintain a required level of overcollateralization.

•	The class A notes will be cross-collateralized to a limited extent and the class M notes will be fully collateralized by mortgage loans in both groups.

Class	Original Note Principal Balance	Interest Rate		Final Stated Maturity Date
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)
	$	%	(1)

Total	$

(1)	Subject to increase as described herein.

[Underwriters], as underwriters, will purchase from the depositor all of the notes offered by this prospectus supplement. Proceeds to the depositor from the sale of the notes will be approximately         % of their original note principal balance before deducting expenses. The underwriters will each offer the notes purchased by them from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

[UNDERWRITERS]

The date of this Prospectus Supplement is                     , 200  .

Important notice about the information presented in this

prospectus supplement and the accompanying prospectus

We provide information to you about the notes in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

•	this prospectus supplement, which describes the specific terms of your series of notes.

If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

i

ii

•        Flow of Funds Diagram

•        Summary

This section gives a brief summary of the information contained herein. The summary does not include all of the important information about the notes. We encourage you to review carefully the more detailed information in this prospectus supplement and in the attached prospectus.

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

Issuing Entity	NovaStar Mortgage Funding Trust 200[ ] - [ ].

Sponsor, Originator and Servicer	NovaStar Mortgage Inc.

Depositor	[NovaStar Mortgage Funding Corporation]

Indenture Trustee	.

Owner Trustee	.

Swap Provider	[ .]

Cut-off Date	With respect to the mortgage loans originated on or before , 200 , the close of business on , 200 . [With respect to the mortgage loans originated after , 200 , the origination date of such mortgage loan.]

Closing Date	On or about , 200 .

Payment Date	The 25th day of each month, or if such day is not a business day, on the next business day, beginning in .

Record Date	[For any payment date, the last business day immediately preceding the related payment date so long as the notes are in book-entry form and for notes in definitive form, the last business day of the month immediately preceding the month in which the payment date occurs.]

The Trust	The notes represent obligations of the trust and will be secured by conventional, first and second lien, fixed and adjustable rate, fully amortizing, interest only and balloon, residential mortgage loans having a total principal balance as of the related cut-off date, of approximately $ . The mortgage loans to be included in the trust will be divided into two sub-trusts, or groups, as described under “The Mortgage Loans” below.

Classes of Notes	The trust will issue the classes of notes listed in the table on the front cover of this prospectus supplement.

The trust will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The

Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See “Description of the Notes and the Trust Certificates” for a discussion of the minimum denominations and the incremental denominations of each class of notes and “Description of the Notes and the Trust Certificates—Book-Entry Notes” in this prospectus supplement.

The trust will issue the notes under an indenture, dated as of , 200 , between the trust and the indenture trustee.

As used in this prospectus supplement, the following terms refer to the following classes of notes:

Offered Notes: Class A Notes: [Class A-1 Notes: [Class A-2 Notes: Class M Notes:

Class A and Class M Notes.

[Class A-1 and Class A-2 Notes.]

Class A-1     and Class A-1     Notes.]

Class A-2    , Class A-2     and Class A-2     Notes.]

Class M-     Notes, Class M-     Notes,

Class M-     Notes, Class M-     Notes,

Class M-     Notes and Class M-

Notes. The Class M Notes are sometimes referred to herein as the mezzanine notes.

Payments on the Class A-1 Notes will be based primarily on collections from the Group I mortgage loans.

Payments on the Class A-2 Notes will be based primarily on collections from the Group II mortgage loans.

Payments on the Class M Notes will be based on collections from both groups of mortgage loans.

The right of the holders of each class of the Class M Notes to receive payments is subordinate to the right of the holders of each class of the Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments.

Trust Certificates	The trust will also issue a class of trust certificates representing the entire beneficial ownership interest in the trust. The trust certificates are not offered by this prospectus supplement.

Payments of Interest	On each payment date, each class of notes is entitled to receive:

•      Accrued Note Interest. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class, at the Note Rate for that class, as reduced by certain shortfalls described herein, provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount of Deferred Interest for such class, and

•      Unpaid Interest Shortfalls. Any Accrued Note Interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

[Accrual Periods. The accrual period for the Offered Notes for each payment date is the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to but excluding the current payment date. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.]

[Interest Rate Swap Agreement. On the closing date, the trust will enter into an interest rate swap agreement with . Under the interest rate swap agreement, on the business day preceding each payment date the trust will pay to the swap provider a fixed payment at a rate of % per annum, and the swap provider will pay to the trust a floating payment at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that the fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any payment date, the swap provider will owe a net payment to the trust. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the notes, as described in this prospectus supplement. The interest rate swap agreement terminates after the payment in . See “Description of the Notes and the Trust Certificates — Interest Rate Swap Agreement” in this prospectus supplement.]

Payments of Principal

The amount of principal payable to the notes will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans in the related group to specified classes of notes, (2) funds actually received on the mortgage loans that are available to make principal payments on the notes and (3) the application of excess interest and funds from each mortgage group to pay principal on the notes. Funds actually received on the mortgage loans may consist of monthly scheduled payments, unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans to the related classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date in                          or on or after that date, and depending upon whether the delinquency or loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

See “Description of the Notes and Trust Certificates—Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is the payment date occurring in                      and is referred to as the final scheduled payment date. The notes could be retired before the final scheduled payment date.

See “Prepayment and Yield Consequences” in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse. The only source of funds available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no source of funds other than collections and recoveries on the mortgage loans through insurance or otherwise and payments received under the interest rate swap agreement. No other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes. The payment structure of this securitization includes excess interest, overcollateralization, subordination, limited cross-collateralization and an interest rate swap agreement. Each subordinate class of notes is more likely to experience losses than any class that is senior to such subordinate class.

See “Risk Factors— Credit enhancement is limited and may be inadequate to cover shortfalls and losses,” “—The use of an interest rate swap agreement creates risk to your yield if there are rapid prepayments on the mortgage loans or an early termination of the interest rate swap agreement occurs; there can be no assurance that amounts will be received under the interest rate swap agreement” and “Description of the Notes and the Trust Certificates” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination, limited cross-collateralization features and the interest rate swap agreement.

Subordination of Payments. The right of the holders of the more junior classes of notes to receive payments is subordinated to the right of the holders of the more senior classes of notes to receive payments.

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on such more senior classes of notes and, if necessary, by the right of such more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

Excess Interest. The mortgage loans bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related notes and certain fees and expenses of the trust. The “excess interest” received from the mortgage loans each month will be available, after taking into account certain payments received by or paid out from the trust under the interest rate swap agreement as described herein, to absorb realized losses on the mortgage loans, to maintain overcollateralization at required levels, and to provide a limited cross-collateralization.

See “Risk Factors—Credit enhancement is limited and may be inadequate to cover shortfalls and losses” in this prospectus supplement.

Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding scheduled principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $             (which represents approximately         % of the initial pool balance).

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the target overcollateralization amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes.

See “Risk Factors— Credit enhancement is limited and may be inadequate to cover shortfalls and losses” and “Description of the Notes and the Trust Certificates—Overcollateralization Provisions” in this prospectus supplement.

Cross-Collateralization. Excess interest from one group may be used to fund shortfalls in certain interest payments due to the holders of Class A Notes relating to the other group and to maintain the overcollateralization amount at its target level. In addition, if the Class A Notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes relating to the other group, if any, before being paid to the Class M Notes. Collections from both groups, to the extent available after making payments to the Class A Notes, will be used to make payments on the Class M Notes.

See “Description of the Notes and the Trust Certificates—Payments of Principal” in this prospectus supplement

The Mortgage Loans	The mortgage loans will be secured by first mortgages or deeds of trust on residential properties. The mortgage loans will be segregated as follows:
	Group I	fixed and adjustable rate, level pay, interest-only and balloon loans that [conform] to certain agency investment guidelines.

	Group II	fixed and adjustable rate, level pay and interest-only loans that [may or may not conform] to certain agency investment guidelines.

The mortgage loans consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt and/or to obtain cash proceeds by borrowing against the mortgagor’s equity in the property. The trust will purchase the mortgage loans on the closing date.

The Group I mortgage loans will consist of [ ] loans, with an aggregate principal balance of $[ ]. The Group II mortgage loans will consist of [ ] loans with an aggregate principal balance of $[ ].

The mortgage loans have the following approximate characteristics as of the cut-off date:

Adjustable-rate mortgage loans: [ ]%

Fixed-rate mortgage loans: [ ]%

Interest only mortgage loans: [ ]%

Second lien mortgage loans: [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate mortgage loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate mortgage loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate mortgage loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate mortgage loans: [ ]%

Weighted average next adjustment date of the adjustable-rate mortgage loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances as of the cut-off date: $[ ] to $[ ]

Average principal balance as of the cut-off date: $[ ]

Range of original loan- to-value ratios(1): [ ]% to [ ]%

Weighted average original loan-to-value ratio(1): [ ]%

Geographic concentrations in excess of 5%:

[California] [ ]%

[Florida] [ ]%

[New York] [ ]%

(1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group I Mortgage Loans have an aggregate principal balance of approximately $[ ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group I Mortgage Loans: [ ]%

Fixed-rate Group I Mortgage Loans: [ ]%

Interest-only Group I Mortgage Loans: [ ]%

Second lien Group I Mortgage Loans: [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate Group I Mortgage Loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate Group I Mortgage Loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate Group I Mortgage Loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate Group I Mortgage Loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate Group I Mortgage Loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate Group I Mortgage Loans: [ ]%

Weighted average next adjustment date of the adjustable-rate Group I Mortgage Loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances as of the cut-off date: $[ ] to $[ ]

Average principal balance as of the cut-off date: $[ ]

Range of original loan-to-value ratios(1): [ ]% to [ ]%

Weighted average original loan-to-value ratio(1): [ ]%

Geographic concentrations in excess of 5%:

[California] [ ]%

[Florida] [ ]%

[New York] [ ]%

(1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

The Group II Mortgage Loans have an aggregate principal balance of approximately $[ ] as of the cut-off date and have the following approximate characteristics as of the cut-off date:

Adjustable-rate Group II Mortgage Loans: [ ]%

Fixed-rate Group II Mortgage Loans: [ ]%

Interest-only Group II Mortgage Loans: [ ]%

Second lien Group II Mortgage Loans: [ ]%

Range of mortgage rates: [ ]% to [ ]%

Weighted average mortgage rate: [ ]%

Range of gross margins of the adjustable-rate Group II Mortgage Loans: [ ]% to [ ]%

Weighted average gross margin of the adjustable-rate Group II Mortgage Loans: [ ]%

Range of minimum mortgage rates of the adjustable-rate Group II Mortgage Loans: [ ]% to [ ]%

Weighted average minimum mortgage rate of the adjustable-rate Group II Mortgage Loans: [ ]%

Range of maximum mortgage rates of the adjustable-rate Group II Mortgage Loans: [ ]% to [ ]%

Weighted average maximum mortgage rate of the adjustable-rate Group II Mortgage Loans: [ ]%

Weighted average next adjustment date of the adjustable-rate Group II Mortgage Loans: [ ]

Weighted average remaining term to stated maturity: [ ] months

Range of principal balances as of the cut-off date: $[ ] to $[ ]

Average principal balance as of the cut-off date: $[ ]

Range of original loan- to-value ratios(1): [ ]% to [ ]%

Weighted average original loan-to-value ratio(1): [ ]%

Geographic concentrations in excess of 5%:

[California] [ ]%

[Florida] [ ]%

[New York] [ ]%

(1) As used in this prospectus supplement, the loan-to-value ratio for any second lien mortgage loan will mean the combined loan-to-value ratio.

For additional information on the Mortgage Loans, see “The Mortgage Loans” in this prospectus supplement.

Removal and Substitution of Mortgage Loans

Upon the earlier of discovery or receipt of notice by the depositor of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders or the note insurer in the related mortgage loan, the depositor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the issuing entity. See “Description of the Notes and Trust Certificates—Representations and Warranties of the Sponsor” in this prospectus supplement.

The indenture trustee shall review each mortgage loan file and if during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer , the sponsor and the note insurer in writing with details thereof. If, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders or the note insurer in the related mortgage loan, the sponsor will either (a) substitute such mortgage loan with a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan. See “Description of the Notes and Trust Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Servicing Fee	The servicer will receive a servicing fee on each payment date in an amount equal to interest at the servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The servicing fee rate with respect to each mortgage loan will be [ ]% per annum. The servicing fee will be paid out of Available Funds on each payment date prior to any payments on the notes.

Step-Up Margin	If the depositor does not elect to exercise its clean-up call option, the margin with respect to each class of notes will increase to on the next payment date following the Clean-up Call Date.

[Calculation of LIBOR	The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. See “Description of the Notes and the Trust Certificates-Calculation of LIBOR” in this prospectus supplement.]

Advancing	The servicer will be required to advance amounts representing delinquent payments of scheduled principal and interest, as well as expenses to preserve and to protect the value of collateral, in each case to the extent considered recoverable. Reimbursement of these advances is senior to payments to noteholders.

Optional Clean-up Call by the Servicer	The servicer may, at its option, terminate the trust on any payment date when the outstanding principal balance of the mortgage loans is equal to or less than [10%] of the original principal balance of the mortgage loans, after giving effect to distributions on that payment date.

Step-Up Rates	If the servicer does not elect to exercise the clean-up call, the margins with respect to each class of Class A Notes will double, and the margins with respect to each class of Class M Notes will increase to one and one half times the initial margin, in each case on the next payment date.

ERISA Consequences	[Subject to the conditions and considerations described in this prospectus supplement and in the accompanying prospectus, the notes may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and Keogh plans, and by persons investing on behalf of or with plan assets of such plans.]

Federal Income Tax Status	It is the opinion of , federal tax counsel to the trust, that for federal income tax purposes:

• the notes, other than notes held by the owner of the trust certificates, will be characterized as indebtedness, and

• as long as [NovaStar Financial Inc. the depositor] maintains its REIT status, the trust will be treated as a qualified REIT subsidiary.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness.

Mortgage Insurance	Approximately [ ]% of the initial mortgage loans are covered by a mortgage insurance policy issued by [Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company]. Each such mortgage loan has an original loan-to-value ratio in excess of 60% and the related mortgage insurance policy insures losses to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the related mortgage insurance policy.

Pre-Funding Feature

On the closing date, the depositor will deposit approximately $[            ] into a pre-funding account which will be used from time to time before the end of the pre-funding period to acquire subsequent mortgage loans to include in the mortgage pool, approximately $[            ] of which will be used to acquire subsequent mortgage loans for Group I and approximately $[            ] of which will be used to acquire subsequent mortgage loans for Group II.

The pre-funding period commences on the closing date and ends on the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $10,000 and (ii)                     , 20[  ].

To the extent that the trust does not fully use amounts on deposit in the pre-funding account to purchase subsequent mortgage loans by the end of the pre-funding period, the trust will apply the remaining amounts as a prepayment of principal to the related classes of notes on the distribution date immediately following the end of the pre-funding period. Although no assurance is possible, we do not anticipate that a material amount of principal will be prepaid on the notes from amounts in the pre-funding account.

Legal Investment	The Notes and the Notes will be “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.

Ratings	In order to be issued, the notes must receive at least the following ratings from the rating agencies:
	Class	Ratings ([Rating Agencies])
A
M-
	M-	([Ratings])
M-
M-
M-

These ratings subsequently may be lowered, qualified or withdrawn by the rating agencies. These ratings do not cover any payment of Basis Risk Carry-Forward Amounts.

Use of Proceeds	The net proceeds to be received from the sale of the notes, will be applied primarily to repay financing for the mortgage loans. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans.

Risk Factors

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors discussed under the heading “Risk Factors” beginning on page      of the prospectus.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the related group.

Certain features of the mortgage loans may result in losses or cash flow shortfalls

There are a number of features of the mortgage loans that create additional risk of loss, including the following:

•	The borrowers have less than perfect credit and may be more likely to default. The sponsor’s underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies and defaults than if the mortgage loans were underwritten in a more traditional manner.

•	Newly originated mortgage loans may be more likely to default which may cause losses. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

•	Balloon loans may have higher rates of default which may cause losses. Based on the Initial Pool Balance of the related group of mortgage loans, approximately % and of the mortgage loans in Group I and Group II, respectively, are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan, in order to pay the amount due. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the servicer will not be obligated to advance that amount. Instead, the servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the balloon loans based upon the original amortization schedule for those loans. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, or if other forms of credit enhancement are insufficient to cover such loss. Neither the servicer nor the sponsor will be obligated to refinance a balloon loan. See “Risk Factors — ‘Balloon’ loans may experience higher rates of delinquencies and losses” in the prospectus.

•

The concentration of mortgage loans in specific geographic areas may increase the risk of loss. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately             %,             %,             %,             %,             % and             % of the mortgage loans in Group I are secured by properties in             ,             ,             ,             ,              and             , respectively, and

approximately             %, and             % of the mortgage loans in Group II are secured by properties in                      and                     , respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the notes than if borrowers and properties were more spread out in different geographic areas.

•	Interest-only mortgage loans may have an increased risk of loss. Approximately % and % of the mortgage loans in Group I and Group II, respectively, do not provide for any payments of principal during the first [five] years of their term. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for a mortgage loan that does not have an interest-only period.

The mortgage pool includes mortgage loans secured by second-liens on the related mortgaged property

Approximately [            ]% of the Group I initial mortgage loans and approximately [            ]% of the Group II initial mortgage loans (by aggregate principal balance as of the cut-off date) are secured by second-liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second-liens that have high loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first-liens on comparable properties.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a relatively new practice in the mortgage lending industry. The sponsor expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of realized losses on the mortgage loans.

[The final pool of mortgage loans will include mortgage loans which will differ from the pool of initial mortgage loans described in this prospectus supplement

Subsequent mortgage loans may have characteristics different from those of the initial mortgage loans. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to under the “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” at the time of its conveyance to the trust and must be underwritten in accordance with the criteria described under “Description of the Mortgage Pool—Underwriting Standards for the Mortgage Loans” herein.]

[The pre-funding feature could result in a significant prepayment on the class A and mezzanine notes at the end of the pre-funding period

If the pre-funding account moneys with respect to a Group of mortgage loans are not fully applied to the purchase of subsequent mortgage loans by the end of the pre-funding period, the related remaining funds will be used to make a principal prepayment on the Class A-1 Notes (to the extent the unapplied funds relate to the Group I mortgage loans), the Class A-2 Notes (to the extent the unapplied funds relate to the Group II mortgage loans) and the remaining funds for both Groups, to the mezzanine notes. No assurances can be given that there will not be such a payment.]

Your yield to maturity may be reduced by prepayments and defaults

The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

•	Prepayments on fixed-rate mortgage loans. The mortgage loans allow the borrowers to prepay the loans in full or in part at any time. Approximately % and % of the mortgage loans in Group I and Group II, respectively, are fixed-rate mortgage loans. Based on the Initial Pool Balance of the related group of mortgage loans, approximately % and % of the fixed-rate mortgage loans in Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. These fees may discourage borrowers from prepaying their mortgage loans during the prepayment penalty fee period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. The servicer may waive a prepayment charge if a mortgage loan is in default or if a default is reasonably foreseeable.

The rate of prepayments on the mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the mortgage interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the notes and, if purchased at other than par, the yields realized by owners of the notes, will be sensitive to rates of payment of principal on the mortgage loans. The yield on a note that is purchased at a premium from its outstanding principal amount may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a note that is purchased at a discount from its outstanding principal amount may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

•

Prepayments on adjustable-rate mortgage loans. Approximately             % and             % of the mortgage loans in Group I and Group II, respectively, are adjustable-rate mortgage loans which have fixed rates of interest for the first six months, two years (“2/28 loans”), three years (“3/27 loans”) or five years (“5/25 loans”) after origination and then convert to adjustable rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. Based on the Initial Pool Balance of the related group of mortgage loans, approximately             % and             % of the adjustable rate mortgage loans in and Group I and Group II, respectively, have prepayment penalty fee clauses pursuant to which prepayment penalty fees are chargeable on prepayments occurring during the first six months to five years after origination. The prepayment experience on the adjustable-rate loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to convert to an adjustable-rate mortgage loan. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

•	You may be unable to reinvest distributions in comparable investments. Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the mortgage interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the mortgage interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•	Limitations on note rates will affect your yield to maturity. The notes may be subject to a “net WAC cap rate” on some payment dates, if the rate otherwise applicable to such notes exceeds the net weighted average coupon rate of the mortgage loans in the related group at such time. Specifically:

Class A Notes. The note rates for the Class A-1 Notes for any payment date will be equal to the lesser of [(i)              described herein and (ii) the Loan Group I Cap.] The note rates for the Class A-2 Notes for any payment date will be equal to the lesser of (i) [             described herein and (ii) the Loan Group II Cap.]

Class M Notes. The note rates for the Class M Notes for any payment date will be equal to [the lesser of (i)                      described herein, and (ii) the WAC Cap.]

The application of these caps would reduce the amount of interest you, as an investor in these classes of notes, will receive. Any shortfall in interest on the notes due to these caps will be paid out of excess interest to the extent available in accordance with the priority of payments described herein. However, if the full amount of such shortfall is not paid, such unpaid amounts will be carried forward to subsequent payment dates.

The use of an interest rate swap agreement creates risk to your yield if there are rapid prepayments on the mortgage loans or an early termination of the interest rate swap agreement occurs; there can be no assurance that amounts will be received under the interest rate swap agreement

Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to noteholders, and may reduce the interest rates of the notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the Pool Balance, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to noteholders.

Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the trust by the swap counterparty unless the floating payment owed by the swap counterparty on a payment date exceeds the fixed payment owed to the swap counterparty on such payment date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds             %. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Description of the Notes and the Trust Certificates—Distributions of Interest—Priority of Payment” “—Distributions of Principal” and “—Interest Rate Swap Agreement.”

The related available funds cap rate or the maximum rate of [            ]% can cause reductions in the amount of interest payable on the class A and mezzanine notes

Each class of class A and mezzanine notes bears interest at a rate subject to a related available funds cap rate and a maximum rate of [            ]%. Furthermore, the indices relating to the ARM loans are different from the index which relates to the notes. Thus the weighted average coupon rate on such ARM loans may not rise in step with the coupon rate on the notes.

This risk would be increased if the ARM loans in the pool were to be prepaid, increasing the proportion of fixed-rate mortgage loans remaining in the pool.

The assignment of certain of the mortgages in the name of MERS may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) is a new practice in the mortgage lending industry. The company expects that the servicer or successor servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the noteholders and increase the amount of realized losses on the mortgage loans.

The credit rating of the swap provider and its guarantor could affect rating of notes

The swap provider under the interest rate swap agreement will have, as of the closing date, a counterparty credit rating of [“ ([Rating])” from [Rating Agency] and a long-term rating of “ [Rating]” from [Rating Agency].

The obligations of              under the swap agreement are fully and unconditionally guaranteed by                                 .                                  currently has (i) a counterparty credit rating of “            ”, an insurer financial strength rating of “            ”, a senior unsecured debt rating of “            ” and a short-term debt rating of “                    ” from [Rating Agency], (ii) an insurance financial strength rating of “             (            )”, a senior unsecured rating of “            ” and a short-term rating of “            ” from [Rating Agency] and (iii) an insurer financial strength rating (            ) of “            ” and a senior unsecured rating of “            ” from [Rating Agency].

The ratings on the notes are dependent in part upon the credit ratings of the swap provider and its guarantor. If a credit rating of the swap provider or the guarantor is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes may be adversely affected.

See “Description of the Notes and the Trust Certificates— Interest Rate Swap Agreement.”

The trust assets are the only source of payments on the notes

All distributions on each class of notes will be made from payments by borrowers under the mortgage loans in the related group or groups, net of payments made under the interest rate swap agreement. The trust has no other assets to make distributions on the notes and any shortfalls in collections on the mortgage loans may result in your receiving less than what is owed to you. The mortgage loans are not insured or guaranteed by any person. The trust is the only person that is obligated to make distributions on the notes. The notes are not insured by any governmental agency.

Credit enhancement is limited and may be inadequate to cover shortfalls and losses

The excess interest, overcollateralization, subordination and cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and all losses on the mortgage loans.

Excess Interest and Overcollateralization. In order to build or maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the notes as well as the fees and expenses of the trust. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the Note Rates on the related notes. Any remaining interest generated by the mortgage loans will be used, if necessary on any payment date, to absorb losses on the mortgage loans, to build or maintain overcollateralization, and to provide cross-collateralization amounts.

On the closing date, the aggregate scheduled principal balance of the mortgage loans will exceed the aggregate principal balance of the notes. Such excess is referred to herein as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Delinquencies, Defaults and Liquidations. If the rates of delinquencies (to the extent not covered by advances made by the servicer), defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders. Every time a mortgage loan is liquidated or charged off, excess interest is reduced because such mortgage loan will no longer be outstanding and generating interest.

Increases in LIBOR with respect to mortgage loans. Approximately             % by aggregate principal balance of the mortgage loans have interest rates that adjust based on a six-month LIBOR index (generally subject to a fixed rate period of two, three or five years) and not the one-month LIBOR index used to determine the Note Rates on the Offered Notes. The remainder of the mortgage loans have fixed rates of interest. As a result of an increase in one-month LIBOR, the Note Rate on such notes may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on such notes which will accordingly reduce the amount of excess interest available.

See “Description of the Notes and the Trust Certificates –Overcollateralization Provisions” in this prospectus supplement.

Subordination. The rights of the holders of each class of the Class M Notes to receive payments will be subordinate to the rights of the holders of the Class A Notes to receive payments, as well as to the rights of the holders of more senior classes of Class M Notes to receive payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

If realized losses are incurred with respect to the mortgage loans, to the extent that the aggregate principal amount of the notes exceeds the aggregate principal balance of the mortgage loans, the Class M Notes may never receive principal or interest in respect of such excess. The amount of interest accrued on the portion of the balance of the notes in excess of the balance of the mortgage loans will be deferred and such deferral will be allocated to the Class M Notes, sequentially in ascending numerical order. The amount of interest so deferred will be paid only after certain other payments are made from excess interest to restore overcollateralization, to pay basis risk shortfalls and to fund certain cross-collateralization payments. Investors should fully consider the risks associated with an investment in the Class M Notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

The Class M Notes have the following levels of priority with respect to payments and effects of realized losses:

Class M- Class M- Class M- Class M- Class M- Class M-	more senior less senior

Cross-Collateralization. Excess interest from one group may be used to fund shortfalls in interest payments to the Class A Noteholders with respect to the other group in accordance with the payment priorities described herein. In addition, if all of the Class A Notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes of the other group, if any, before being paid to the Class M Notes. Available Funds from either group may be used to make required payments on the Class M Notes in accordance with the payment priorities described herein.

Bankruptcy of the servicer may affect payments on the notes and servicing of the mortgage loans

In the event of a bankruptcy or insolvency of NovaStar Mortgage Inc., as servicer, the bankruptcy trustee or receiver may have the power to prevent             , as indenture trustee, or the noteholders (in the limited circumstances outlined in the Sale and Servicing Agreement) from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of NovaStar Mortgage Inc., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes are not suitable investments for all investors

The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Taxation of the trust

It is anticipated that the trust will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the trust will be entirely owned by the depositor, that at all times that it owns the sole class of equity in the trust, intends to qualify as a “real estate investment trust,” or REIT. So long as the trust is owned by the depositor (or another REIT or “qualified REIT subsidiary”), and the NovaStar Financial Inc. continues to qualify as a REIT, classification of the trust as a TMP will not cause it to be subject to corporate income tax.

In the event that the trust is not wholly owned by a REIT or a “qualified REIT subsidiary,” (for instance, as a consequence of the NovaStar Financial Inc. losing its REIT status), the trust would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the owner trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary.

In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the trust, with a consequential redemption of the offered notes at a time earlier than anticipated.

High loan-to-value ratios increase risk of loss

Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately             % and             % of the Group I mortgage loans and Group II mortgage loans, respectively, had loan-to-value ratios in excess of 80%. Additionally, the determination of the value of a mortgaged property used to calculate the loan-to-value ratio of a mortgage loan may differ from the appraised value of such mortgaged properties if current appraisals were to be obtained.

Risks relating to subordination of the Class A-1     Notes to the Class A-1     Notes

The Class A-1     Notes are entitled to receive distributions of interest and principal concurrently with the Class A-1     Notes on a pro rata basis, and the Class A-1     Notes are supported by the subordination of the Class M-_, Class M-_, Class M-_, Class M-_, Class M-_ and Class M-_ Notes. However, the Class A-1     Notes will not receive any principal distributions until the Class Note Balance of the Class A-1     Notes has been reduced to zero in the following circumstances:

•	if before the [25th] payment date, the aggregate amount of losses suffered by the mortgage loans from the cut off date through the last day of the related prepayment period exceeds % of the aggregate scheduled principal balance of the mortgage loans, or

•	if, on or after the [25th] payment date, delinquencies and/or losses with respect to all of the mortgage loans exceed certain levels further described in this prospectus supplement.

The allocation described above will increase the risk that shortfalls in principal on the Group I mortgage loans will be borne by the Class A-1     Notes. If such shortfalls are borne by the Class A-1     Notes, the yield to investors in those notes will be adversely affected.

Ratings on the offered notes are dependent upon the creditworthiness of [Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company]

[The ratings assigned to the class A and mezzanine notes by the rating agencies will be based in part on the credit characteristics of the mortgage loans and on ratings assigned to Mortgage Guaranty Insurance Corporation, Radian Guaranty, Inc. and PMI Mortgage Insurance Company. Mortgage Guaranty Insurance Corporation insures approximately [            ]% of the Group I statistical mortgage loans having lender-paid mortgage insurance policies and approximately [            ]% of the Group II initial mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date) having lender-paid mortgage insurance policies. Radian Guaranty, Inc. insures approximately [            ]% of the Group I initial mortgage loans having lender-paid mortgage insurance policies and approximately [            ]% of the Group II initial mortgage loans having lender paid mortgage insurance policies (by aggregate principal balance of the related loan group as the cut-off date) having lender-paid mortgage insurance policies. PMI Mortgage Insurance Company insures approximately [            ]% of the Group II initial mortgage loans having lender-paid mortgage insurance policies. Of the Group I initial mortgage loans, approximately [            ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Of the Group II initial mortgage loans, approximately [            ]% (by aggregate principal balance of the related loan group as of the cut-off date) are covered by lender-paid mortgage insurance policies. Any reduction in the ratings assigned to Mortgage Guaranty Insurance Corporation or PMI Mortgage Insurance Company by the rating agencies could result in the reduction of the ratings assigned to the offered notes. This reduction in ratings could adversely affect the liquidity and market value of the offered notes.]

Violation of lending laws could result in losses on the notes

In addition to federal law, some states have enacted laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund in the manner described in this prospectus supplement.

The sponsor will represent that each mortgage loan at the time it was made was in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

Transaction Overview

Formation of the Trust and Issuance of the Trust Certificates

The trust will be formed pursuant to the terms of a trust agreement between the owner trustee and the sponsor and upon the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the trust will also issue a class of trust certificates evidencing the entire beneficial ownership interest in the trust.

The trust estate will consist of:

•	the mortgage loans, together with the mortgage files relating thereto,

•	all scheduled collections on the mortgage loans and proceeds thereof due after the Cut-off Date and all unscheduled collections on the mortgage loans and proceeds thereof received on or after the Cut-off Date,

•	REO property acquired through the foreclosure or other realization upon defaulted mortgage loans, and collections on and proceeds of such REO property,

•	assets that are deposited in the accounts,

•	rights under all insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

•	proceeds upon the liquidation of any mortgage loans,

•	the interest rate swap agreement, and

•	released mortgaged property proceeds.

Sale and Servicing of the Mortgage Loans

The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, including the sponsor’s exception policy, as described under “The Sponsor and the Servicer.” The sponsor contributed the mortgage loans to its wholly-owned subsidiary, the depositor. The sponsor will direct the depositor to sell the mortgage loans to the trust pursuant to a sale and servicing agreement, dated as of                                 , 200  , among the depositor, the trust, the indenture trustee, the sponsor, and the servicer. The servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement.

Issuance of the Notes

Pursuant to the terms of an indenture, dated as of                                 , 200  , between the trust and the indenture trustee, the trust will pledge the trust estate to the indenture trustee, for the benefit of the noteholders, and issue the notes.

The Mortgage Loans

General

[Double Check]

Each mortgage loan in the trust will be assigned to either Group I or Group II. Each of the mortgage loans in each group will bear interest at a fixed or adjustable mortgage interest rate and be secured by a first or second lien on the related mortgaged property.

[The mortgage loans were made for the purpose of purchasing a new home, obtaining construction-to-permanent financing, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower’s equity in the mortgaged property.] The mortgage loans may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner occupied or non-owner occupied investment properties. [A substantial number of the mortgage loans in both groups were originated pursuant to the sponsor’s exception policy.] See “The Sponsor and the Servicer – Underwriting” herein.

The statistical information presented in this prospectus supplement is computed based on the Initial Pool Balance for the related group. All percentages are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the related group.

The Initial Pool Balances for Group I and Group II were approximately $             and $            , respectively.

As of the Cut-off Date, no mortgage loan had a remaining term to maturity greater than 30 years. None of the mortgage loans was more than one payment past due, each of the mortgage loans was an “actuarial” loan and each of the mortgage loans was secured by a first lien on the related mortgaged property.

As of the Cut-off Date, approximately             % and             % of the mortgage loans in Group I and Group II, respectively, were “interest only” loans. These loans provide for an initial payment period, which is typically five years, during which the mortgagor’s monthly payment consists only of interest. When this initial period ends, the loan will begin to amortize and will amortize fully over its remaining term.

As of the Cut-off Date, with respect to the mortgage loans in Group I, the weighted average loan-to-value ratio was approximately             %, the weighted average interest rate of the mortgage loans was approximately             % per annum and the weighted average remaining term to maturity was approximately      months, with a weighted average seasoning of approximately 1 month. As of the Cut-off Date, with respect to the mortgage loans in Group II, the weighted average loan-to-value ratio of the mortgage loans was approximately             %, the weighted average interest rate was approximately             % per annum, the weighted average remaining term to maturity was approximately      months, with a weighted average seasoning of approximately 1 month.

Approximately             % and             % of the mortgage loans in Group I and Group II, respectively, impose a prepayment penalty for early full or partial prepayments during a period ranging from six months to five years from the date of origination. These prepayment penalties are generally calculated as a specified percentage of the original principal balance of the mortgage loans or of the outstanding principal balance of the mortgage loans, or a specified number of months of interest accrued at the related mortgage interest rate, or a specified percentage of the amount prepaid.

Each mortgage loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the mortgage loans are “high cost” loans under the Home Ownership Equity Protection Act of 1994 (or other applicable predatory and abusive lending laws), none of the mortgage loans financed a single-premium credit insurance policy and none of the mortgage loans were originated on or after October 1, 2002 and before March 7, 2003 and encumber property located in Georgia.

All of the Group                      mortgage loans conform to certain agency guidelines with respect to the principal balance of such mortgage loans and certain representations made in respect of those mortgage loans, including the following: (1) none of the Group                      mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, (2) none of the proceeds from any of the Group I mortgage loans will be used to finance single premium credit life insurance policies, (3) the servicer for each of the Group                      mortgage loans has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, (4) none of the Group                      mortgage loans impose a prepayment penalty with a term expiring in excess of three years after origination of the mortgage loan, (5) with respect to the Group                      mortgage loans originated on or after August 1, 2004 none of the related mortgages nor the related mortgage notes require the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction, (6) none of the Group I mortgage loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Group I mortgage loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, (7) none of the Group                      mortgage loans are “high cost,” “covered” (excluding home loans defined as “covered homes” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) mortgage loans and (8) [the principal balance at origination for each mortgage loan originated in most states may not exceed $359,650 for single-family residences, $460,400 for two-family residences, $556,500 for three-family residences and $691,600 for four-family residences.]

The loan-to-value ratios (“LTVs”) described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

The Mortgage Loans

The following section describes the statistical characteristics of the mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the mortgage loans.

As of the Cut-off Date, the mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $ ,

•	there were mortgage loans under which the related mortgaged properties are located in states,

•	the minimum Cut-off Date Principal Balance was approximately $ , the maximum Cut-off Date Principal Balance was approximately $ and the average Cut-off Date Principal Balance was approximately $ ,

•	the mortgage interest rate ranged from % to % per annum, and the weighted average mortgage interest rate was approximately % per annum,

•	approximately % of the mortgage loans are fixed-rate mortgage loans, and approximately % of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in ranged from % to % per annum and the weighted average gross margin was approximately % per annum,

•	the maximum rate for the adjustable-rate mortgage loans ranged from % to % per annum and the weighted average maximum rate was approximately % per annum,

•	the minimum rate for the adjustable-rate mortgage loans ranged from % to % per annum and the weighted average minimum rate was approximately % per annum,

•	approximately % of the adjustable-rate mortgage loans had an initial periodic cap of % per annum and approximately % of the adjustable-rate mortgage loans had an initial periodic cap of % per annum,

•	approximately % of the adjustable-rate mortgage loans had a subsequent periodic cap of % per annum and approximately % of the adjustable-rate mortgage loans had a subsequent periodic cap of % per annum,

•	the original term to stated maturity ranged from months to months and the weighted average original term to stated maturity was approximately months,

•	the remaining term to stated maturity ranged from months to months and the weighted average remaining term to stated maturity was approximately months,

•	the age of the mortgage loans ranged from months to months and the weighted average age was approximately month,

•	approximately % of the mortgage loans were fixed-rate loans, approximately % of the mortgage loans were 2/28 loans, approximately % of the mortgage loans were 3/27 loans, approximately % were 5/25 loans and approximately % were six-month LIBOR loans,

•	approximately % of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately % of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately % of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately % to approximately % and the weighted average LTV was approximately %,

•	all of the mortgage loans are secured by first liens on the related mortgaged properties, and

•	approximately %, % and % of the mortgage loans are secured by mortgaged properties located in the states of , and , respectively.

The following tables set forth certain information with respect to the mortgage loans based on the aggregate Cut-off Date Principal Balance of the mortgage loans in relation to the Initial Pool Balance of the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Aggregate Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Range of Cut-off Date Principal Balances

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of LTV Ratios

Aggregate Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Gross Interest Rates

Aggregate Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Gross Margins

Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Maximum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Minimum Mortgage Interest Rates

Aggregate Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Month and Year of Next Rate Change Date

Aggregate Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Original Terms to Maturity

Aggregate Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Range of Remaining Terms to Maturity

Aggregate Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Distribution by Amortization Type

Aggregate Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Distribution by Occupancy Status

Aggregate Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Distribution by Property Type

Aggregate Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Distribution of Seasoning

Aggregate Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Mortgage Loan Type

Aggregate Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Prepayment Penalty Terms

Aggregate Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

Loan Purpose

Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Loan Documentation Type

Aggregate Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of FICO Scores

Aggregate Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

Total:		$	%

The Group I Mortgage Loans

The following section describes the statistical characteristics of the Group I mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans.

As of the Cut-off Date, Group I mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $ ,

•	there were mortgage loans under which the related mortgaged properties are located in states,

•	the minimum Cut-off Date Principal Balance was approximately $ , the maximum Cut-off Date Principal Balance was approximately $ and the average Cut-off Date Principal Balance was approximately $ ,

•	the mortgage interest rate ranged from % to % per annum, and the weighted average mortgage interest rate was approximately % per annum,

•	approximately % of the mortgage loans are fixed-rate mortgage loans, and approximately % of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in Group I ranged from % to % per annum and the weighted average gross margin was approximately %,

•	the maximum rate for the adjustable-rate mortgage loans in Group I ranged from % to % per annum and the weighted average maximum rate was approximately % per annum,

•	the minimum rate for the adjustable-rate mortgage loans in Group I ranged from % to % per annum and the weighted average minimum rate was approximately % per annum,

•	approximately % of the adjustable-rate mortgage loans in Group I had an initial periodic cap of % per annum and approximately % of the adjustable-rate mortgage loans in Group I had an initial periodic cap of % per annum,

•	approximately % of the adjustable-rate mortgage loans in Group I had a subsequent periodic cap of % per annum and approximately % of the adjustable-rate mortgage loans in Group I had a subsequent periodic cap of % per annum,

•	the original term to stated maturity ranged from months to months and the weighted average original term to stated maturity was approximately months,

•	the remaining term to stated maturity ranged from months to months and the weighted average remaining term to stated maturity was approximately months,

•	the age of the mortgage loans ranged from months to months and the weighted average age was approximately month,

•	approximately % of the mortgage loans were fixed-rate loans, approximately % of the mortgage loans were 2/28 loans, approximately % of the mortgage loans were 3/27 loans, approximately % of the mortgage loans were 5/25 loans and approximately % were six-month LIBOR loans,

•	approximately % of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately % of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and % of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately % to approximately % and the weighted average LTV was approximately %,

•	all of the mortgage loans are secured by first liens on the related mortgaged properties

•	none of the mortgage loans impose a prepayment penalty with a term expiring more than three years after the origination of the mortgage loan, and

•	approximately %, %, %, %, % and % of the mortgage loans are secured by mortgaged properties located in the states of , , , , and respectively.

The following tables set forth certain information with respect to the Group I mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group I Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Cut-off Date Principal Balances

Group I Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of LTV Ratios

Group I Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
%

Total:		$	%

Range of Gross Interest Rates

Group I Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Gross Margins

Group I Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Maximum Mortgage Interest Rates

Group I Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Minimum Mortgage Interest Rates

Group I Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Month and Year of Next Rate Change Date

Group I Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Original Terms to Maturity

Group I Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Remaining Terms to Maturity

Group I Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Amortization Type

Group I Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Occupancy Status

Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Property Type

Group I Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of Seasoning

Group I Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Mortgage Loan Type

Group I Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Prepayment Penalty Terms

Group I Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Loan Purpose

Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Loan Documentation Type

Group I Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of FICO Scores

Group I Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

The Group II Mortgage Loans

The following section describes the statistical characteristics of the Group II mortgage loans. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans.

As of the Cut-off Date, Group II mortgage loans had the following characteristics:

•	the aggregate Cut-off Date Principal Balance was approximately $ ,

•	there were mortgage loans under which the related mortgaged properties are located in states,

•	the minimum Cut-off Date Principal Balance was approximately $ , the maximum Cut-off Date Principal Balance was approximately $ and the average Cut-off Date Principal Balance was approximately $ ,

•	the mortgage interest rate ranged from % to % per annum, and the weighted average mortgage interest rate was approximately % per annum,

•	approximately % of the mortgage loans are fixed-rate mortgage loans, and approximately % of the mortgage loans are adjustable-rate mortgage loans,

•	the gross margin for the adjustable-rate mortgage loans in Group II ranged from % to % per annum and the weighted average gross margin was approximately % per annum,

•	the maximum rate for the adjustable-rate mortgage loans in Group II ranged from % to % per annum and the weighted average maximum rate was approximately % per annum,

•	the minimum rate for the adjustable-rate mortgage loans in Group II ranged from % to % per annum and the weighted average minimum rate was approximately % per annum,

•	approximately % of the adjustable-rate mortgage loans in Group II had an initial periodic cap of % per annum and approximately % of the adjustable-rate mortgage loans in Group II had an initial periodic cap of % per annum,

•	approximately % of the adjustable-rate mortgage loans in Group II had a subsequent periodic cap of % per annum and approximately % of the adjustable-rate mortgage loans in Group II had a subsequent periodic cap of % per annum,

•	the original term to stated maturity ranged from months to months and the weighted average original term to stated maturity was approximately months,

•	the remaining term to stated maturity ranged from months to months and the weighted average remaining term to stated maturity was approximately months,

•	the age of the mortgage loans ranged from months to months and the weighted average age was approximately month,

•	approximately % of the mortgage loans were fixed-rate loans, approximately % of the mortgage loans were 2/28 loans, approximately % of the mortgage loans were 3/27 loans, approximately % of the mortgage loans were 5/25 loans and approximately % were six-month LIBOR loans,

•	approximately % of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, approximately % of the mortgage loans have a five year interest only period, after which such loans will fully amortize over their remaining terms and approximately none of the mortgage loans are balloon loans,

•	the LTVs ranged from approximately % to approximately % and the weighted average LTV was approximately %,

•	all of the mortgage loans are secured by first liens on the related mortgaged properties, and

•	approximately % and % of the mortgage loans are secured by mortgaged properties located in the states of and respectively.

The following tables set forth certain information with respect to the Group II mortgage loans based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the Initial Pool Balance of the Group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Geographical Distribution of Mortgaged Properties

Group II Mortgage Loans

State	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Cut-off Date Principal Balances

Group II Mortgage Loans

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of LTVRatios

Group II Mortgage Loans

Range of LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Gross Interest Rates

Group II Mortgage Loans

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Gross Margins

Group II Mortgage Loans

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Maximum Mortgage Interest Rates

Group II Mortgage Loans

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Minimum Mortgage Interest Rates

Group II Mortgage Loans

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Month and Year of Next Rate Change Date

Group II Mortgage Loans

Month and Year of Next Rate Change Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance

		$	%

Total:		$	%

Range of Original Terms to Maturity

Group II Mortgage Loans

Original Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Range of Remaining Terms to Maturity

Group II Mortgage Loans

Range of Remaining Terms (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Amortization Type

Group II Mortgage Loans

Amortization Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Occupancy Status

Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution by Property Type

Group II Mortgage Loans

Property Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of Seasoning

Group II Mortgage Loans

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Mortgage Loan Type

Group II Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Prepayment Penalty Terms

Group II Mortgage Loans

Prepayment Penalty Term (in months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Loan Purpose

Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Loan Documentation Type

Group II Mortgage Loans

Loan Documentation Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

Distribution of FICO Scores

Group II Mortgage Loans

FICO Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Percentage of Aggregate Cut-off Date Principal Balance
		$	%

Total:		$	%

[Private Mortgage Insurance Policies

[Approximately [            ]%, and [            ]% of the Group I initial mortgage loans and the Group II initial mortgage loans by principal balance, respectively, are covered by mortgage insurance policies issued by Mortgage Guaranty Insurance Corporation. Mortgage Guaranty Insurance Corporation is a Wisconsin corporation, founded in 1985, that is a private mortgage insurance company with its administrative offices located in Milwaukee, Wisconsin. Mortgage Guaranty Insurance Corporation is rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch with respect to its claims paying ability. Approximately [            ]% by principal balance of the Group I initial mortgage loans and [            ]% by principal balance of the Group II initial mortgage loans are covered by mortgage insurance policies issued by Radian Guaranty, Inc. Radian, a Pennsylvania corporation with its administrative offices in Philadelphia, Pennsylvania, is a private mortgage insurance company founded in 1999. Radian is rated “AA” by S&P as “Aa3” by Moody’s with respect to its claim paying ability. Approximately [            ]% of the Group I initial mortgage loans by principal balance are covered by mortgage insurance policies issued by PMI Mortgage Insurance Company. PMI Mortgage Insurance Company, an Arizona corporation with its administrative offices in San Francisco, California, is a private mortgage insurance company founded in 1972. PMI Mortgage Insurance Company is rated “AA” by S&P, “Aa2” by Moody’s and “AA+” by Fitch with respect to its claims-paying ability. Approximately [            ]% of the subsequent mortgage loans with an original loan-to-value ratio in excess of 60% will be covered by a mortgage insurance policy.]

The servicer follows specified procedures for making a claim on an insured mortgage loan. When an insured mortgage loan becomes materially delinquent and satisfactory arrangements to bring the loan current are not made, the servicer will initiate foreclosure proceedings. The servicer is required to file a claim with the mortgage insurer no later than 60 days after the earlier of acquiring marketable title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the servicer is incomplete, within 20 days of receipt of a claim the mortgage insurer is required to notify the servicer of all items needed to perfect the claim. If no notice of deficiency is sent by the mortgage insurer within such 20-day period, then the claim will be deemed to be a perfected claim as of the date of receipt. Subject to the conditions and exclusions of the mortgage insurance policy, the mortgage insurer is required to process and pay a perfected claim within 60 days.

Each mortgage insurance policy of the initial mortgage loans will insure a portion of the loss on the related mortgage loan to the extent that the uninsured exposure of the related mortgage loan is reduced to an amount equal to 55% or 51% of the original loan-to-value ratio of such mortgage loan, as more fully described in the applicable policy. Under the mortgage insurance policies, the mortgage insurer covers an amount generally equal to, at the option of the mortgage insurer, either:

•	the outstanding principal balance of the mortgage loan, together with certain accrued interest due on the mortgage loan and certain advances made by the servicer (such as hazard insurance, taxes, maintenance expenses and foreclosure costs), reduced by certain amounts such as escrow deposits (collectively, the “Claim Amount”), in which case the mortgage insurer would take title to the related mortgaged property, or

•	an amount equal to the product of (i) the Claim Amount and (ii) the coverage percentage specified in the mortgage insurance policy, in which case the issuer would retain title to (and the proceeds obtained in a foreclosure and sale of) the mortgaged property.

The coverage percentage is a percentage equal to (i) the original loan-to-value ratio of the mortgage loan (expressed as a percentage) minus either 55% or 51% as set forth in the applicable policy, divided by (ii) the original loan-to-value ratio of the mortgage loan (expressed as a percentage). Thus, the covered portion of any loss will be different depending upon the original loan-to-value ratio of the mortgage loan. Mortgage loans with higher original loan-to-value ratios will have a higher coverage percentage and mortgage loans with lower original loan-to-value ratios will have a lower coverage percentage.

Each mortgage loan covered by a mortgage insurance policy is covered by the mortgage insurance policy for losses up to the policy limits, although the mortgage insurance policy will not cover special hazard, bankruptcy, fraud losses, losses caused by a borrower’s failure to make a balloon payment, and certain other types of losses as described in the policy. Claims on insured mortgage loans will reduce uninsured exposure to an amount equal to either 55% or 51% as set forth in the applicable policy, of the lesser of the appraised value or purchase price, as the case may be, of the related mortgaged property, in each case, at the time of the applicable effective date of the mortgage insurance policy.

Claims payments under a mortgage insurance policy will be made to the servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan. Premiums payable on the mortgage insurance policies will be paid monthly by the servicer with funds withdrawn from the collection account with respect to the related mortgage loans.]

[INSERT MORTGAGE INSURER FINANCIAL INFO AS APPROPRIATE]

The Originator

All of the initial mortgage loans were originated or purchased by NovaStar Mortgage, Inc., a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation, in the ordinary course of business on a loan-by-loan basis directly from mortgage brokers and mortgage loan originators. NovaStar Mortgage, Inc. also acts as the sponsor, sponsor and servicer, as described herein.

The sponsor originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. The sponsor utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, the sponsor services loans nationwide, and is licensed to do business as a foreign corporation in 50 states. The sponsor’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for the sponsor’s mortgage lending operations are in Lake Forest, California; Cleveland, Ohio and Troy, Michigan. The sponsor is an approved HUD lender. The sponsor has operated as an originator of mortgage loans since 1997.

[INSERT THIRD-PARTY ORIGINATOR INFORMATION, IF APPLICABLE]

Underwriting Standards for the Mortgage Loans

The underwriting guidelines of the sponsor are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant’s income, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report, which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter’s comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

The underwriting guidelines include six levels of applicant documentation requirements, referred to as “Full Documentation,” “Limited Documentation”, “Stated Income”, “No Documentation”, “No Income/No Asset”, “Streamline” and “24-Month Bank Statement.” Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or prior two years W-2 forms and most recent pay stub. Under the Limited Documentation and 24-Month Bank Statement programs, no such verification is required, however, bank statements for the most recent consecutive 12- or 24-month period are required to evidence cash flow. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the “No Documentation” program, an applicant provides no information as it relates to their income. Under the “No Income/No Asset” program, the applicant’s income and assets are not verified, however the applicant’s employment is verified. Under the Streamline program, this is allowed only for our Retention division for borrowers that currently have a mortgage with the sponsor. The documentation required for this loan is based on previous documentation type. If a “Streamline loan’s original documentation type was “Full Documentation”, then a verification of the applicant’s employment is the only requirement. Mortgage loans originated under any program other than the “Full Documentation” program require less documentation and verification than do traditional “Full Documentation” programs. Given that the sponsor primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

On a case-by-case basis, exceptions to the underwriting guidelines are made where the sponsor believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower’s monthly debt service payments, the loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrant an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor or designee approved by the supervisor. All loans over $650,000 require the approval of the VP of Operations and Corporate Credit Department or its approved designees. In addition, the President of the sponsor approves all loans in excess of $1,100,000.

Underwriting Standards

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Mortgage History	No 30 day lates within last 12 months	Unlimited 30 day lates within the last 12 months	Unlimited 60 day lates within last 12 months	Unlimited 90 day lates within last 12 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 24 months	No 30 day lates within the last 12 months if first is M Series or within the last 24 months if first is Alt-A
Minimum FICO	520	500	500	520	620	620	620	620	620
Consumer Credit	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Bankruptcy Filings	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 2 years since discharge date (100%, 97%) LTV, or 12 months discharge	Chapter 7: 1 year since discharge date.	Chapter 7: discharged	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 4 years since discharge date.	Chapter 7: 2 years since discharge date.
	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: >12 months discharge (>90%) discharged at closing <=90% LTV w/ 0 X 30 BK rating)	Chapter 13: Discharged at closing (0 x 30 BK Rating)	Chapter 13: discharged at closing (w/ 0 X 30 BK rating)	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 4 years since discharge date.	Chapter 13: 2 years since discharge date.
Prior Foreclosure/ NOD	24 months	24 months	24 months	12 months	48 months	48 months	48 months	48 months	24 months

Underwriting Standards (continued)

	M1	M2	M3	M4	Alt-A (NINA)	Alt-A (NoDoc)	Alt-A (Full/Stated)	Alt-A (Jumbo)	Piggybacks
Adverse Accounts	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Not considered unless they exceed $5,000 in the past 12 months	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	Any individual account in last 24 months > $250 balance must be paid; if accumulated balance of all accounts in last 24 months is > $1,000, all must be paid in full	All adverse accounts in the last 12 months must be satisfied at closing; all tax liens, judgments and child support arrearages must be paid regardless of age
Debt-to-Income Ratio	50% (60% at lowered LTV)	50% (60% at lowered LTV)	50% (60% at lowered LTV)	55%	n/a	n/a	50%; 45% if 100% LTV	50%	50%
Maximum Loan-to-Value Ratio	100% (600 score) or 97%/95% (580 score) or 90%	100% (600 score) or 97%/95% (580 score), 90% (520 score) ,or 70% (500 score)	85% (540 score), 80% (520 score), or 65% (500 score)	75%	95%	90%	100% (min 660 score, Full Doc only); 95% with 660 score; 90% with 620 score	80%	100% CLTV
Maximum Combined Loan-to-Value Ratio	100% (max 80% LTV ) or 95%	100% (max 80% LTV ) or 95%	100% (max 80% LTV ) or 90%	85%	100% (NMI second loan only)	100% (NMI second loan only)	100% (NMI second loan only)	95%	100%

Close attention is paid to geographic diversification in managing credit risk. The sponsor believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The sponsor has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the sponsor higher than twice that market’s percentage of the total national market share.

Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The sponsor reviews, at a minimum, 7% of each month’s production. The random audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

Delinquency and Loss Information for the Mortgage Loans

Such table sets forth certain information regarding the delinquency performance in the past twelve months as of the cut-off date for [            ] mortgage loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool. [For [            ] Mortgage Loans with an aggregate principal balance of approximately $[            ] representing approximately [            ]% of the aggregate pool, the delinquency information below is not available.] No Mortgage Loan has been delinquent more than [    ] days in the past twelve months.

As of [ ],
(dollars in thousands)
	Number of Mortgage Loans	Percentage of Total Number of Mortgage Loans(1)	Principal Balance	Percentage of Principal Balance(2)
Delinquency
30 - 59 days
60 - 89 days
90 - 119 days
120 - 149 days
[insert 30 day buckets until chargeoff]
Foreclosures

Total delinquencies and foreclosures

Real estate owned

[Losses on Mortgage Loans (3)(4)]

(1)	These percentages are based on the percentage of the total number of mortgage loans for which such delinquency information is available.
(2)	These percentages are based on the percentage of the aggregate principal balance of the mortgage loans for which such delinquency information is available.

Additional Information

Prior to the issuance of the certificates, certain of the initial mortgage loans may be removed from the trust estate as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates. The depositor believes that the information set forth herein will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary, although such variance will not be material.

The Sponsor

NovaStar Financial, Inc. has guaranteed the sponsor’s obligations with respect to the representations and warranties respecting the mortgage loans and the remedies for any breach thereof that are assigned to the trustee for the benefit of the certificateholders. See “NovaStar Financial” below. NovaStar Financial, Inc. and the sponsor have only limited assets available to perform the repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the sponsor and NovaStar Financial, Inc. continue to originate, acquire and sell mortgage loans. There can be no assurance that either the sponsor or NovaStar Financial, Inc. will generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the certificates should consider the possibility that the sponsor or NovaStar Financial, Inc. will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of mortgage loans are required to be repurchased due to breaches of representations and warranties.

[The sponsor primarily disposes of its loans in whole loan sales and securitizations. The Sponsor has been securitizing mortgage loans for nine years. On all of the loans that the sponsor securitizes or sells with retained interests, the sponsor retains the rights to service the loans. The sponsor or any of its directors, officers, employees or agents shall not be under any liability to the trust fund or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that this provision shall not protect the sponsor against liability for any breach of warranties or representations made by the sponsor in the pooling and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the pooling and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the pooling and servicing agreement.

The sponsor’s total annual mortgage loan production has increased steadily as follows: approximately $1.33 billion in 2001, approximately $2.49 billion in 2002, approximately $5.25 billion in 2003, approximately $8.42 billion in 2004 and approximately $9.28 billion in 2005.

The sponsor disposes of its loans primarily by selling them to third parties and through securitizations. The decision by the sponsor to sell or to securitize loans is based on a risk adjusted return framework and utililizes in house credit and prepayment modeling.

[The sponsor completed its first securitization in 1997 and has closed additional securitizations in each year since 1997. The securitizations completed in 1997 and 1999 have both been terminated as a result of the sponsor exercising a clean-up call. For the years 2003, 2004 and 2005, the sponsor closed four securitizations selling loans totaling approximately 5.7 billion, 7.7 billion and 7.9 billion, respectively, from its own shelf registration statement. The sponsor currently plans to close one securitization in each calendar quarter. The sponsor retains the servicing for loans securitized from its own shelf registration statement. None of the pools that the sponsor has securitized have defaulted or experienced an early amortization target.]

The sponsor serves in two roles in connection with its securitization program. The sponsor works with the underwriters and the rating agencies to select the pool of mortgage loans and structure the transaction. Generally in structuring each transaction, the sponsor looks to achieve the most efficient execution, that is to achieve the lowest cost of funds. As the servicer, the sponsor is responsible for servicing each pool of mortgage loans.

The certificates issued in each securitization do not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor, nor are the securitized mortgage loans insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Limitations on Liability

The sponsor and its directors, officers, employees or agents are not under any liability to an issuing entity or the related noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related sale and servicing agreement, or for errors in judgment. However, the sponsor is not protected from liability for any breach of warranties or representations made by the sponsor in the related sale and servicing agreement, or against any specific liability imposed on the sponsor pursuant to the related sale and servicing agreement or against any liability which would otherwise be imposed upon the sponsor by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of failure to perform its obligations or duties under the related sale and servicing agreement.

The Servicer

NovaStar Mortgage, Inc. will also act as the servicer of the mortgage loans. The servicer’s servicing portfolio currently includes only non-conforming residential mortgage loans.

The servicer performs the servicing functions for its loan originations prior to sale or securitization, during an interim servicing period for mortgage loans sold on a whole loan basis, and for its loan originations sold or securitized on a servicing-retained basis. As of December 31, 2005, the servicer performed the servicing functions for residential mortgage loans with an aggregate unpaid principal balance of approximately $14 billion. See [“Certain Matters Regarding the Servicer”] in the prospectus for more information regarding the terms of the pooling and servicing agreement and the servicer’s duties thereunder.

The servicer does not have custodial responsibility for the mortgage loans. The custodian has custodial responsibility for the mortgage loans as described under “The Custodian” in this prospectus supplement.

The servicer has serviced assets of this type for nine years. The servicer has instituted policies and procedures in accordance with the standard policies and procedures followed by other servicers in the subprime mortgage loan industry.

The servicer’s portfolio of serviced assets of the same type as that which is included in this prospectus supplement has grown as follows: approximately $3.7 billion as of year end 2002, approximately $7.2 billion as of year end 2003, approximately 12.2 billion as of year end 2004 and approximately $14.0 billion as of year end 2005.

[There have been no material changes to the servicer’s policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past 3 years.]

[There is currently no information on the servicer’s financial condition that would have a material impact on pool performance or performance of the securities.]

See “The Pooling and Servicing Agreement” in this prospectus supplement and [“Servicing of Loans”] in the prospectus for more information regarding the pooling and servicing agreement, the servicer’s fees, the servicer’s removal and the transfer of servicing duties to a successor servicer. [The pooling and servicing agreement needs to be filed as an exhibit.]

Foreclosure and Delinquency Experience with Non-Conforming Mortgage Loans

The following table summarizes the delinquency and foreclosure experience, respectively, as of the date indicated, of the non-conforming mortgage loans serviced by the servicer. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies or foreclosures on the mortgage loans securing the notes.

Delinquency and Foreclosure

	[ ], 20[ ]		December 31, 20[ ]		December 31, 20[ ]
	Principal Balance (1)	Percent	Principal Balance (1)	Percent	Principal Balance (1)	Percent
Mortgage Loan Portfolio
Delinquency Percentage(2)
30-59 Days
60-89 Days
90+ Days
Total
Foreclosure Rate(3)
REO

(1)	Numbers in thousands.
(2)	The period of delinquency is based on the number of days that payments are contractually past due.
(3)	“Foreclosure Rate” is the dollar amount of the mortgage loans in the process of foreclosure as a percentage of the total principal balance of the mortgage loans outstanding as of the date indicated.

There can be no assurance that the delinquency experience of the mortgage loans securing the notes will correspond to the delinquency and foreclosure experience of the servicing portfolio of the servicer set forth in the foregoing table. The statistics shown above represent the respective delinquency and foreclosure experiences only at the date presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans securing the notes will depend on the results obtained over the life of the notes. The servicer’s servicing portfolio may include non-conforming mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans securing the notes. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans.

Legal Proceedings

[Legal proceedings material to noteholders.]

Affiliations

[Insert affiliations/relationships]

Static Pool Information

Static pool information for the sponsor’s amortizing asset pools is available at www.novastarbondinvestors.com. This website has unrestricted access, is free of charge and does not require user registration for immediate access. The static pool information will remain available on the website for a period of not less than five years from the date of this prospectus supplement and any subsequent modification or update to such information will be clearly indicated on the website as of the date of such modification or update.

The static pool information posted on this website that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and, if applicable, that relates to the pool of mortgage loans being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the accompanying prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus .

NovaStar Financial

NovaStar Financial, Inc. was incorporated in the State of Maryland on September 13, 1996. The common stock of NovaStar Financial, Inc. is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NovaStar Financial, Inc. is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Commission.

NovaStar Financial, Inc. is a specialty finance company that:

•	originates, acquires, and services residential non-conforming mortgage loans;

•	leverages its assets using bank warehouse lines and repurchase agreements;

•	issues securities through special purpose subsidiaries to finance its non-conforming mortgage loans on a long-term basis;

•	purchases high quality mortgage securities in the secondary mortgage market; and

•	manages the resulting combined portfolio of mortgage loans in its structure as a real estate investment trust (a “REIT”).

NovaStar Financial, Inc. has elected to be taxed for federal income tax purposes as a REIT. As a result, NovaStar Financial, Inc. is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualifications as a REIT. The principal executive offices of NovaStar Financial, Inc. are at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114.

The Depositor

[NovaStar Mortgage Funding Corporation, a Delaware corporation, was incorporated in the State of Delaware on January 7, 1998. The depositor is a wholly-owned subsidiary of the sponsor.]

[NovaStar Certificates Financing LLC, a Delaware limited liability company, was incorporated in the State of Delaware on     , 2005. The depositor is a wholly-owned subsidiary of the [            ].]

On the closing date, the sponsor will convey the initial mortgage loans and the related mortgage insurance policies to the company, who will in turn convey the initial mortgage loans and the related mortgage insurance policies to the indenture trustee.

The Owner Trustee

                                         , has its corporate trust offices located at                                         , Attention: Corporate Trust Administrator. The owner trustee will perform limited administrative functions on behalf of the trust pursuant to the trust agreement. The owner trustee’s duties are limited solely to its express obligations under the trust agreement.

The Indenture Trustee

                                          has offices at                                          Attn: Trust Administration -                                         , where it conducts its trust administration services. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the indenture.

The Issuing Entity

NovaStar Mortgage Funding Trust 20[_]-[_], a Delaware statutory trust, is the issuing entity of the Notes. [*File the issuing entity’s governing documents as an exhibit.] The issuing entity’s fiscal year end will be December 31.

The purpose of the issuing entity is to engage in the following activities:

(a) to issue the Notes and to sell such Notes;

(b) with the proceeds of the sale of the Notes and the trust certificates, and to purchase the Mortgage Loans to be included in the trust estate from the depositor with the balance of such funds pursuant to the sale and servicing agreement;

(c) to assign, grant, transfer, pledge, mortgage and convey the trust estate pursuant to the indenture and to hold, manage and distribute to the certificateholders any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

(d) to enter into and perform its obligations under the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement, to which it is or is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(f) subject to compliance with the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement, to engage in such other activities as may be required in connection with conservation of the trust estate and the making of distributions and payments to the noteholders and the certificateholders; and

(g) to issue the trust certificates pursuant to the trust agreement.

The issuing entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the trust agreement, the sale and servicing agreement, the indenture and the interest rate cap agreement.

The trust agreement may be amended by the sponsor, the depositor and the owner trustee, with prior written notice to the rating agencies, but without the consent of any of the noteholders, the certificateholders or the indenture trustee, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, such action shall not adversely affect in any material respect the interests of any noteholder, certificateholder or the note insurer (unless the consent of the note insurer is obtained).

The trust agreement may also be amended from time to time by the sponsor, the depositor and the owner trustee, with the prior written consent of the rating agencies and with the prior written consent of the indenture trustee, the holders of the majority of the percentage interest of the notes affected and the certificateholders of the majority of the percentage interests of the issuing entity, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholders; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage Loans or distributions that shall be required to be made for the benefit of the noteholders or the certificateholders, (b) reduce the aforesaid percentage of the majority of the percentage interest of the notes or the percentage interests required to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and the certificateholders of all the outstanding trust certificates.

The depositor will contribute to the owner trustee, the sum of $1,000, which shall constitute the initial trust estate and shall be deposited in a payment account. The depositor will pay organizational expenses of the issuing entity as they may arise or shall, upon the request of the owner trustee, promptly reimburse the owner trustee for any such expenses paid by the owner trustee. Pursuant to the sale and servicing agreement, the issuing entity will purchase the Mortgage Loans, which will comprise the remainder of the trust estate. Upon the transfer of the Mortgage Loans pursuant to the sale and servicing agreement, the owner trustee shall transfer the initial capital contribution, in the sum of $1,000, to the depositor. For more information regarding the sale and transfer of the Mortgage Loans to the issuing entity, see “Description of Note and Trust Certificates - Assignment and Pledge of Mortgage Loans” in this prospectus supplement.

The issuing entity will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the Mortgage Loans by reason of the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the indenture trustee.

The owner trustee shall not have the power to (i) institute proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the issuing entity, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the property of the issuing entity, (v) make any assignment for the benefit of the issuing entity’s creditors, (vi) cause the issuing entity to admit in writing its inability to pay its debts generally as they become due, or (vii) take any action, or cause the issuing entity to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior written consent and approval of all certificateholders and the Rating Agency Condition shall have been satisfied and the delivery to the owner trustee by each such certificateholder of a certification that such Certificateholder reasonably believes that the issuing entity is insolvent. So long as the indenture remains in effect, no certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the issuing entity or direct the owner trustee to take any Bankruptcy Action with respect to the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of either the depositor or the sponsor will not result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, respectively. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

[Disclose expenses incurred in connection with the selection and acquisition of the mortgage loans to the extent payable from the offering proceeds. If such expenses will be paid to the depositor, sponsor, underwriter or issuing entity, the type and amount of each expense should be separately identified. (Item 1107)]

[Legal proceedings material to noteholders.]

Description of the Notes and the Trust Certificates

Capitalized terms used in this prospectus supplement are defined under the caption “Glossary.”

On the closing date, the trust will issue the notes pursuant to the indenture. Each note represents a debt obligation of the trust primarily secured by a pledge of a portion of the trust estate.

Pursuant to the trust agreement, the trust will also issue a class of trust certificates, representing the entire beneficial ownership interest in the trust. The trust certificates will represent the entire beneficial ownership interest in both groups of mortgage loans and will be held by the sponsor. The trust certificates may not be transferred without complying with the transfer provisions of the trust agreement.

The notes will be issued only in book-entry form, in denominations of $             initial principal balance and integral multiples of $             in excess thereof, except that one note of each class may be issued in a different amount. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or “DTC”.

Book-Entry Notes

The notes are sometimes referred to in this prospectus supplement as “book-entry notes.” The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the “holder” of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Banking, société anonyme, and Euroclear Bank will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking, société anonyme and Euroclear Bank names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank will act as depositary for Euroclear Bank.

Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $             and in integral multiples of $             in excess thereof. Except as described in the prospectus under “Description of the Securities — Form of Securities,” no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only “holder” of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be “holders” or “noteholders” as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. For information with respect to tax documentation procedures relating to the notes, see “Annex I – Global Clearance, Settlement and Tax Documentation Procedures” attached to the accompanying prospectus.

None of the trust, the owner trustee, the sponsor, the servicer, or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment and Pledge of Mortgage Loans

Pursuant to the sale and servicing agreement, the sponsor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each mortgage loan, including all scheduled payments of principal and interest due after the close of business on the Cut-off Date. The sponsor will not convey, and the sponsor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to the Cut-off Date and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to the Cut-off Date.

Pursuant to the indenture, the trust will pledge to the indenture trustee in trust for the benefit of the noteholders, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the sponsor will deliver or cause to be delivered to the indenture trustee, on or prior to the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(a)	the original mortgage note, endorsed without recourse in blank or to the indenture trustee by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

(b)	the related original mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan and if the mortgage loan is registered on the MERS system (as described below), such mortgage or an assignment of the mortgage will reflect MERS as the mortgagee of record and will include the MERS mortgage identification number;

(c)

each intervening mortgage assignment, if any, with evidence of recording indicated thereon, or if the original is not available, a copy thereof certified by the applicable recording office, the sponsor or the sponsor’s closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor (or to MERS, if the mortgage loan is registered on the MERS system and indicating the mortgage identification number, if the mortgage loan is so registered) — which assignment may, at the sponsor’s option, be combined with the assignment referred to in clause (d) below;

(d)	unless the mortgage is registered on the MERS system, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

(e)	originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

(f)	an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion or (B) the related binder, commitment or preliminary report, or copy thereof, in which case the sponsor certifies that the original mortgage has been delivered for recordation to the title insurance company that issued such binder, commitment or preliminary report).

Pursuant to the indenture, the indenture trustee agrees to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The indenture trustee agrees, for the benefit of the noteholders, to review, or cause to be reviewed, each mortgage file within sixty days after the closing date — or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the indenture trustee thereof — and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the indenture are in its possession,

•	each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

•	based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received, is unrelated to the mortgage loan, or does not conform to the requirements in the sale and servicing agreement, the indenture trustee will promptly so notify the servicer and the sponsor in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied such defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee. If, however, within sixty days after the indenture trustee’s notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the noteholders in the related mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days’ interest thereon, computed at the related mortgage interest rate, net of the servicing fee if the servicer is effecting the repurchase, plus, in each case, the amount of any unreimbursed Delinquency Advances and Servicing Advances, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loans of any predatory or abusive lending law. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans being held in the collection account for future payment to the noteholders to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any realized losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

The mortgages for certain mortgage loans were or may be, at the sole discretion of the sponsor, originally recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”), solely as nominee for the sponsor, and its successors and assigns. Subsequent assignments of such mortgages were or may be, at the sole discretion of the servicer, registered electronically through the MERS system. Alternatively, for certain other mortgage loans, (i) the mortgage may have been originally recorded in the name of the sponsor, (ii) record ownership was later assigned to MERS, solely as nominee for the sponsor, and (iii) subsequent assignments of the mortgage were registered electronically through the MERS system. For each of such mortgage loans registered with MERS, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any beneficial interest in the mortgage loan.

Representations and Warranties of the Sponsor

The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the indenture trustee on the closing date;

3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending, recording and disclosure laws, and all applicable predatory and abusive lending laws;

5. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to:

•	the lien of current real property taxes and assessments which are not delinquent,

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

•	other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

6. immediately prior to the transfer and assignment by the sponsor to the trust, the sponsor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the sponsor has transferred all right, title and interest in each mortgage loan to the trust;

7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth herein.

Pursuant to the sale and servicing agreement, upon the earlier of discovery by the sponsor or its receipt of notice from any noteholder, the sponsor, the servicer or the indenture trustee of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the depositor will, and if the depositor fails to, then the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the trust, such repurchase amount to include any costs and damages incurred by the trust in connection with a violation of a predatory or abusive lending law. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the value of the related mortgage loan or the interests of the noteholders in the related mortgage loan. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the sponsor, the sponsor must pay any realized losses with respect to such mortgage loan.

In addition, the sponsor will be obligated to indemnify the trust, the owner trustee, the indenture trustee and the noteholders for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute for or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the noteholders, the trust, the indenture trustee, and the owner trustee.

Payments on the Mortgage Loans

The servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering. The servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the servicer is required to transfer the Servicer Remittance Amount from the collection account into the payment account, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the related Cut-off Date, other than in respect of scheduled monthly payments on the mortgage loans due on a date occurring on or prior to the related Cut-off Date:

•	all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment penalties collected in connection therewith;

•	all payments on account of interest on the mortgage loans;

•	all Net REO Proceeds;

•	all Net Liquidation Proceeds;

•	all Insurance Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The indenture trustee will be obligated to establish and maintain a payment account with respect to the groups into which the servicer will deposit or cause to be deposited the Servicer Remittance Amount with respect to such group on the related Servicer Remittance Date.

Payments of Interest

Calculation of Interest. The amount of interest payable on each payment date in respect of each class of Notes will equal the Accrued Note Interest for such class on such date, plus any related Unpaid Interest Shortfall Amounts. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period.

•	“Accrued Note Interest” with respect to each class of Notes and any payment date will equal the aggregate amount of interest accrued at the applicable Note Rate during the related Accrual Period on the Class Note Balance of such class immediately prior to such payment date, as reduced by any net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes), provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount of Deferred Interest for such class.

•	[The “Accrual Period” applicable to each class of the Offered Notes for each payment date will be the period beginning on the immediately preceding payment date (or on the closing date, in the case of the first Accrual Period) and ending on the day immediately preceding the related payment date.]

The “Note Rates” for each class of Notes will be the applicable annual rate described below:

•	Class A-1 Notes, the lesser of (i) and (ii) the Loan Group I Cap.

•	Class A-1 Notes, the lesser of (i) and (ii) the Loan Group I Cap.

•	Class A-2A Notes, the lesser of (i) and (ii) the Loan Group II Cap.

•	Class A-2B Notes, the lesser of (i) and (ii) the Loan Group II Cap.

•	Class A-2C Notes, the lesser of (i) and (ii) the Loan Group II Cap.

•	Class M- Notes, the lesser of (i) and (ii) the WAC Cap.

•	Class M- Notes, the lesser of (i) and (ii) the WAC Cap.

•	Class M- Notes, the lesser of (i) and (ii) the WAC Cap.

•	Class M- Notes, the lesser of (i) and (ii) the WAC Cap.

•	Class M- Notes, the lesser of (i) and (ii) the WAC Cap.

•	Class M- Notes, the lesser of (i) and (ii) the WAC Cap.

Step-up in Note Rates and Margins.

If the sponsor does not exercise its clean-up call option at the earliest possible date, then, on the next payment date, the margins with respect to each class of Class A Notes will increase to                                         , and the margins with respect to each class of Class M Notes will increase to                                         .

Interest Payment Priorities.

Prior to making the distributions described below, the indenture trustee will apply the Available Funds to pay the owner trustee fees and the indenture trustee fees for such payment date.

On each payment date, Available Funds will be applied to pay the satisfaction of certain indemnification liabilities of the trust to certain of the transaction parties to the extent allowed by the indenture. On the business day prior to each payment date, the indenture trustee shall make the payment to the swap provider set forth in clause (i) below, but only to the extent that there are sufficient funds to make such payment after making each of the payments to be made on such payment date that are senior to such payment. Available Funds then will be allocated as follows:

(i) From Available Funds, to the swap provider the sum of (x) all net swap payments, paid from the Available Funds related to each group pro rata based upon each group’s related component notional amount, as set forth in Schedule 1 to this prospectus supplement and (y) any swap termination payments other than a Defaulted Swap Termination Payment, paid from the Available Funds related to each group pro rata based upon each group’s related component notional amount, as shown in Schedule 1 to this prospectus supplement. To the extent that any swap payments owed to the swap provider remain unpaid, pay amounts owed under (x) or (y) above from the other group’s Available Funds (such payment to be made on the business day prior to the payment date, as set forth above),

(ii) Concurrently,

(a) from the Distributable Interest Amount related to the Group I Mortgage Loans, concurrently to the Class A-1     and Class A-1     Notes, their Accrued Note Interest, and any unpaid Accrued Note Interest from prior payment dates allocated based on their entitlement to those amounts; and

(b) from the Distributable Interest Amount related to the Group II Mortgage Loans, concurrently to the Class A-2A, Class A-2B and Class A-2C Notes, their Accrued Note Interest and any unpaid Accrued Note Interest from prior payment dates allocated based on their entitlement to those amounts, provided, that if the Distributable Interest Amount for either Group of Mortgage Loans is insufficient to make the related payments set forth in clause (a) or (b) above, as applicable, any Distributable Interest Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (a) or (b) above, as applicable, will be available to cover that shortfall;

(iii) from any remaining Distributable Interest Amount, to the Class M Notes, sequentially, in ascending numerical order, their Accrued Note Interest; and

(iv) from any remaining Distributable Interest Amount, distributed pursuant to “Allocation of Net Monthly Excess Cashflow” described below.

Payments of Principal

On each payment date (A) prior to the Step-down Date or (B) on which a Trigger Event is in effect, principal distributions will be allocated from the remaining Available Funds up to the Principal Distribution Amount as follows:

(i) Concurrently,

(a) to the Class A-1 Notes, the Group I Principal Distribution Amount, allocated between the Class A-1     and Class A-1     Notes in accordance with the Class A-1 Principal Distribution Allocation, until their respective Class Note Balances have been reduced to zero;

(b) to the Class A-2A, Class A-2B and Class A-2C Notes, the Group II Principal Distribution Amount, sequentially, in that order, until their respective Class Note Balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (a) and (b) above on any payment date (without giving effect to this proviso) the Class Note Balance of any class of Class A Notes is reduced to zero (considering the Class A-1     and Class A-1     Notes as one class and the Class A-2A,

Class A-2B and Class A-2C Notes as one class for the purposes of this proviso only), then the remaining amount of principal that would have been distributable on such payment date and the amount of principal distributable on all subsequent payment dates pursuant to this subsection (i) to the class of Class A Notes that have been repaid on that payment date or a prior payment date, will be required to be distributed to the other Class A Notes remaining outstanding (in accordance with the paragraphs (a) or (b) above, as applicable), until their respective Class Note Balances have been reduced to zero;

(ii) to the Class M Notes, sequentially, in ascending numerical order, until their respective Class Note Balances have been reduced to zero.

On each payment date (A) on or after the Step-down Date and (B) on which a Trigger Event is not in effect, principal distributions will be allocated from the remaining Available Funds up to the Principal Distribution Amount as follows:

(i) Concurrently,

(a) to the Class A-1 Notes, allocated between the Class A-1     and the Class A-1     Notes in accordance with the Class A-1 Principal Distribution Allocation, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount determined in accordance with the Class A Principal Allocation Percentage for the Class A-1 Notes, until their respective Class Note Balances have been reduced to zero,

(b) to the Class A-2A, Class A-2B and Class A-2C Notes, sequentially, in that order, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount determined in accordance with the Class A Principal Allocation Percentage for the Class A-2 Notes, until their respective Class Note Balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (a) and (b) above on any payment date (without giving effect to this proviso) the Class Note Balance of any class of Class A Notes is reduced to zero (considering the Class A-1     and Class A-1     Notes as one class and the Class A-2A, Class A-2B and Class A-2C Notes as one class for the purposes of this proviso only), then the remaining amount of principal that would have been distributable on such payment date and the amount of principal distributable on all subsequent payment dates pursuant to this subsection (i) to the class of Class A Notes that have been repaid on that payment date or a prior payment date, will be required to be distributed to the other Class A Notes remaining outstanding (in accordance with the paragraphs (a) or (b) above, as applicable), until their respective Class Note Balances have been reduced to zero;

(ii) to the Class M-   Notes, the lesser of the remaining Principal Distribution Amount and the Class M-   Principal Distribution Amount, until their Class Note Balance has been reduced to zero,

(iii) to the Class M-   Notes, the lesser of the remaining Principal Distribution Amount and the Class M-   Principal Distribution Amount, until their Class Note Balance has been reduced to zero,

(iv) to the Class M-   Notes, the lesser of the remaining Principal Distribution Amount and the Class M-   Principal Distribution Amount, until their Class Note Balance has been reduced to zero,

(v) to the Class M-   Notes, the lesser of the remaining Principal Distribution Amount and the Class M-   Principal Distribution Amount, until their Class Note Balance has been reduced to zero,

(vi) to the Class M-   Notes, the lesser of the remaining Principal Distribution Amount and the Class M-   Principal Distribution Amount, until their Class Note Balance has been reduced to zero, and

(vii) to the Class M-   Notes, the lesser of the remaining Principal Distribution Amount and the Class M-   Principal Distribution Amount, until their Class Note Balance has been reduced to zero.

Allocation of Net Monthly Excess Cashflow

For any payment date, any Net Monthly Excess Cashflow shall be paid as follows:

(i) to the Class M-   Notes, their Unpaid Interest Shortfall Amount,

(ii) to the Class M-   Notes, their Unpaid Interest Shortfall Amount,

(iii) to the Class M-   Notes, their Unpaid Interest Shortfall Amount,

(iv) to the Class M-   Notes, their Unpaid Interest Shortfall Amount,

(v) to the Class M-   Notes, their Unpaid Interest Shortfall Amount,

(vi) to the Class M-   Notes, their Unpaid Interest Shortfall Amount,

(vii) concurrently, any Basis Risk Carry Forward Amount to each class of Class A Notes, pro rata by the respective Basis Risk Carry Forward Amount due to such classes of Notes,

(viii) sequentially, to the Class M Notes in ascending numerical order, any Basis Risk Carry Forward Amount for such classes,

(ix) to the Class M Notes, sequentially in ascending numerical order, any Deferred Interest for such classes,

(x) to the swap provider, the amount of any Defaulted Swap Termination Payment, and

(xi) to the trust certificates, any remaining amounts.

Interest Rate Swap Agreement

On the closing date, the trust will enter into the interest rate swap agreement. The swap counterparty under the interest rate swap agreement is                                          (“            ”),                                                              .                                      headquarters are located at                                         .                                          serves as a financial products structurer and adviser and deals or trades primarily in over-the-counter derivative products.                                      currently has a counterparty credit rating of “            (            )” and a short-term debt rating of “            ” from                         .

                                     and                                          have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

Under the interest rate swap agreement, on the business day preceding each payment date (the “Swap Payment Date”), the trust will pay to the swap provider fixed payments at a rate of         % per annum, and the swap provider will pay to the trust a floating payment at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. The notional amounts are set forth on Schedule 1 to this prospectus supplement. To the extent that a fixed payment exceeds the floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap provider, and to the extent that a floating payment exceeds the fixed payment on any payment date, the swap provider will owe a net payment to the trust.

All payments (other than termination payments) due to the swap provider under the interest rate swap agreement shall be paid from available funds on each payment date in accordance with the priority of payments described herein. Any termination payments (other than Defaulted Swap Termination Payments) due to the swap provider shall be paid on a senior basis on each payment date in accordance with the priority of payments and any Defaulted Swap Termination Payments owed by the trust to the swap provider shall be paid by the trust on a subordinated basis; provided, however, that to the extent any payments (“Replacement Payments”) are received from a replacement counterparty by the trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the swap provider that is being replaced shall have first priority as to such Replacement Payments versus all other creditors of the trust, and the trust shall pay from the Replacement Payments received the lesser of (x) the Replacement Payments so received and (y) any termination payment owed to the swap provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt. See “Description of the Notes and the Trust Certificates—Payments of Interest.”

The interest rate swap agreement may be terminated in accordance with its terms, whether or not the notes have been paid in full or redeemed prior to such termination, upon the earliest to occur of (i) certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization of the trust or the swap provider, (ii) failure on the part of the trust or the swap provider to make any payment under the interest rate swap agreement that is unremedied within the applicable grace period, (iii) a change in law making it illegal for either the trust or the swap provider to be a party to, or perform an obligation under, the interest rate swap agreement, (iv) liquidation of all collateral pledged to the indenture trustee under the indenture and distribution of the proceeds thereof following an event of default that has resulted in the acceleration of the notes, (v) the date specified in the swap agreement following receipt by the indenture trustee of a direction for an optional redemption of the notes, or (vi) certain other events specified in the interest rate swap agreement.

Except to the extent otherwise approved by the rating agencies, the interest rate swap agreement may also be terminated (such termination, a “Downgrade Terminating Event”) if (x) either of the rating agencies downgrades the swap provider or its guarantor below the Required Swap Counterparty Rating (but the swap provider or its guarantor has a rating of at least [“BBB-” or “A-3” (if applicable) by S&P)] or either of the rating agencies withdraws its rating of the swap provider or its guarantor and (y) at least one of the following events has not occurred:

(i)	within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

(ii)	within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the swap provider pursuant to an amendment to the interest rate swap agreement in a form acceptable to the indenture trustee;

(iii)	within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such swap provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

(iv)	within the time period specified in the interest rate swap agreement with respect to such downgrade, such swap provider shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

It shall also be an Additional Termination Event if the swap provider or its guarantor has a rating of less than [“BBB-” or “A-3” (if applicable) by S&P] and within the time period specified in the interest rate swap agreement, the swap provider, while collateralizing its exposure to the trust, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest due on the notes will be paid from amounts received on the mortgage loans without the benefits of a interest rate swap agreement or a substitute interest rate swap agreement. There can be no assurance that such amounts will be sufficient to provide for the full payment of interest on the notes at the applicable note interest rate.

A termination of the interest rate swap agreement does not constitute an event of default under the indenture.

The occurrence of any optional redemption of the notes will most likely lead to the termination of the interest rate swap agreement. Such termination may require the trust to make a termination payment to the swap counterparty, and the trust may be unable to effect an optional redemption despite having sufficient proceeds prior to making such termination payment to pay or redeem the notes and certain expenses in full. In addition, unless the swap provider otherwise consents, in order to liquidate the mortgage loans following an event of default, the interest rate swap agreement must be terminated and proceeds from such liquidation must be sufficient to pay any termination payment owing to the swap provider (unless the termination payment relates to a default by the swap provider) in addition to any amounts owing under the notes. As a result, as set forth in the indenture, the holders of the notes may be unable to effect a liquidation of the mortgage loans following an event of default despite the ability to receive sufficient proceeds, prior to the payment of such termination payment, to pay the notes and certain expenses in full.

On or after the closing date, (i) the trust may, with the consent of the swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the swap provider may assign its obligations under the interest rate swap agreement to any institution (with the consent of the trust, if so required by the terms of the interest rate swap agreement), (iii) the trust and the swap provider may amend the interest rate swap agreement and/or (iv) the trust may terminate and replace the interest rate swap agreement; provided, however, that in each such case (i), (ii), (iii) or (iv), the Rating Agency Condition has been satisfied.

The interest rate swap agreement will terminate by its terms after the payment in                          and from that date no further amounts will be paid to the swap provider by the trust and no further amounts will be paid to the trust by the swap provider.

The interest rate swap agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof and shall contain appropriate limited recourse and non-petition provisions as against the trust.

[INSERT SWAP PROVIDER INFO, IF APPROPRIATE]

Calculation of LIBOR

The London interbank offered rate (“LIBOR”) with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, the second LIBOR business day preceding the closing date). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with upwards rounding of amounts equal to or in excess of 5/1,000th of a percent (0.00005)) of all such quotations, and “LIBOR Business Day” is any day other than a day on which banking institutions in the City of London, England, are required or authorized by law to be closed.

Overcollateralization Provisions

The overcollateralization amount is the excess of the aggregate outstanding scheduled principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $             (which represents approximately             % of the initial pool balance).

Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the Target Overcollateralization Amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on those classes of notes then entitled to receive payments of principal, until the overcollateralization target is restored, resulting in an acceleration of amortization of such notes relative to the related mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the preceding payment date.

All Realized Losses on the mortgage loans will be allocated on each payment date, sequentially as follows: first to the excess cash flow and second in reduction of the overcollateralization amount.

Subsequent Recoveries will count as additional Liquidation Proceeds and be distributed on the related payment date as described herein under the heading “Description of the Notes and the Trust Certificates—Payments of Principal.”

Cross-collateralization Provisions

Excess interest from one group may be used to fund shortfalls in interest payments to the Class A Noteholders with respect to the other group in accordance with the payment priorities described above. In addition, if all of the Class A Notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired Class A Notes will be paid to the remaining Class A Notes of the other group, if any, before being paid to the Class M Notes. Available Funds may be used to make required payments on the Class M Notes in accordance with the payment priorities described above.

Events of Default

Upon the occurrence of an event of default, the indenture trustee may, or shall at the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the trust. Such declaration may be rescinded by noteholders representing at least 51% of the aggregate principal balance of the notes. An event of default, wherever used herein, means any one of the following events:

1. the trust fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date including the final stated maturity dates, all or part of any Accrued Interest Amount due and payable on the notes on such payment date and such failure continues for three business days or (y) on the respective final stated maturity dates for each class of notes, any remaining Basis Risk Carry Forward Amount for such class and any remaining Deferred Interest for such class, as applicable; or

2. the trust fails to pay or cause to be paid to the indenture trustee, for the benefit of the noteholders, (x) on any payment date (other than the final stated maturity date) an amount equal to the related Principal Payment Amount due and payable on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the payment account and such failure continues for three business days or (y) on the final stated maturity date for any class of notes, the aggregate Class Note Balance of the related class of notes; or

3. the trust is in breach or default in the due observance of any one or more of the negative covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

4. the trust consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the trust is generally not paying its debts as they come due, or the trust shall make a general assignment for the benefit of creditors; or

5. the trust files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the trust in any such proceeding, or the trust, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the trust, a custodian, receiver,

trustee or liquidator, or other similar official, of the trust or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

7. a petition against the trust in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the trust, any court of competent jurisdiction assumes jurisdiction, custody or control of the trust or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days.

Reports to Noteholders

Pursuant to the indenture, on each payment date the indenture trustee will make available to the servicer and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date and such other information as required by the indenture.

The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders and other parties via the indenture trustee’s internet website. The indenture trustee’s internet website will initially be located at “https://www.                        ”. Assistance in using the website can be obtained by calling the indenture trustee’s investor relations desk at (800)             . Parties that are unable to access the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The indenture trustee will have the right to change the way monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

Optional Clean-up Call

The [servicer] may, at its option, terminate the trust on any payment date when the outstanding principal balance of the notes is less than or equal to 10% of the original principal balance of the notes, after giving effect to distributions on that payment date. If the [servicer] exercises the clean-up call option, the [servicer] shall pay a termination price equal to the greater of (A) the sum of (i) 100% of the aggregate Class Note Balance of the Offered Notes, (ii) the aggregate amount of accrued and unpaid interest on such Offered Notes through the related Due Period, (iii) any related indenture trustee’s fees and expenses, (iv) any related owner trustee fees or expenses that have not been paid by the Sponsor, (v) any related unreimbursed advances due and owing to the Servicer, (vii) any costs and damages incurred by the Trust in connection with any violation by such mortgage loan of any predatory or abusive lending law, and (viii) the swap termination payment, if any, payable to the swap provider and (B) the fair market value of the Mortgage Loans.

Step-Up Rates

If the sponsor does not elect to exercise the clean-up call, the margins with respect to each class of Class A Notes will increase to                         , and the margins with respect to each class of Class M Notes will increase to                         , in each case on the next payment date.

Amendment

The indenture may be amended from time to time by the trust and the indenture trustee by written agreement, without notice to, or consent of, the noteholders or the swap provider, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code of 1986, as amended (the “Code”), or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not adversely affect in any material respect the noteholders or the swap provider as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee that such amendment will not adversely affect in any material respect the interests of any noteholder or the swap provider or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

The indenture may be amended from time to time by the trust and the indenture trustee with the consent of the swap provider and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders. However, no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

The sale and servicing agreement contains substantially similar restrictions regarding amendment.

Termination

The trust will terminate upon the payment of all amounts required to be paid to the noteholders after the latest to occur of (a) the exercise by the sponsor of its clean-up call option, (b) the final payment or other liquidation of the last mortgage loan or (c) the disposition of all property acquired in respect of any mortgage loan remaining in the trust estate.

•         Servicing of the Mortgage Loans

NovaStar Mortgage Inc. will act as servicer of the mortgage loans. See “The Sponsor and the Servicer” herein. The servicer will be required to use the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions.

Servicing and Other Compensation

With respect to each mortgage loan and each distribution date, the servicer will be entitled to a servicing fee equal to 1/12 of the servicing fee rate times the principal balance of such mortgage loan as of such date. The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be equal to 0.50% per annum of the outstanding principal balance of such mortgage loan. The servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount, to the extent received by the servicer, will be included in available funds.

With respect to any distribution date, any prepayment interest shortfalls during the preceding calendar month will be covered by the servicer, but only up to the total servicing fee payable to the servicer with respect to such distribution date. These payments are referred to as “compensating interest.” The “prepayment interest shortfall” for any distribution date is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments in full or in part on the mortgage loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. No assurance can be given that compensating interest will be sufficient to cover prepayment interest shortfalls for any distribution date.

Purchase of Delinquent Mortgage Loans

The servicer has limited rights, but not the obligation, to purchase mortgage loans from the issuer which become 90 days or more delinquent at a price equal to 100% of the outstanding principal balance thereof, plus accrued interest. The servicer has such purchase right only (i) during the 29 day period immediately following the date the mortgage loan becomes 90 days delinquent and (ii) on the date the servicer liquidates the related mortgaged property, and must purchase the most delinquent mortgage loans first before purchasing other less delinquent mortgage loans.

Relief Act Interest Shortfalls and Prepayment Interest Shortfalls

The reduction, if any, in interest payable on the mortgage loans attributable to the application of the Relief Act and to Prepayment Interest Shortfalls in excess of Compensating Interest, in the case of Prepayment Interest Shortfalls, will reduce the related Interest Remittance Amount otherwise available to fund the payment of interest to the holders of the notes.

Servicer Reports

The servicer is required to deliver on a monthly basis to the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under “—Flow of Funds” herein.

The servicer is required to deliver on an annual basis to the sponsor, the indenture trustee and the rating agencies, an officer’s certificate stating that:

•	a review of the activities of the servicer during the preceding calendar year and of performance under the sale and servicing agreement has been made under such officer’s supervision, and

•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the servicer to remedy the default.

The servicer, at its expense, is required to cause to be delivered on an annual basis to the sponsor, the indenture trustee and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgages, such servicing has been conducted in compliance with the sale and servicing agreement except for such significant exceptions or errors in records that, in the opinion of such firm are material, in which case such exceptions and errors shall be so reported.

Collection and Other Servicing Procedures

The servicer is responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of Loans — Mortgages — Due-on-Sale Clauses in Mortgage Loans” in the accompanying prospectus.

Removal and Resignation of the Servicer

The indenture trustee, only at the direction of the holders of notes representing a majority of the aggregate outstanding principal balance of the notes, may remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in each clause below. Each of the following constitutes a “servicer event of default”:

(a)	any failure by the servicer to remit to the indenture trustee any payment required to be made by the servicer under the terms of the sale and servicing agreement, other than Servicing Advances covered by clause (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of the notes; or

(b)	the failure by the servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of notes; or

(c)	any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or the failure of any representation and warranty set forth in the sale and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the holders of notes evidencing percentage interests of at least 25% of the affected class of notes; or

(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

(e)	the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(f)	the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(g)	the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the sale and servicing agreement; or

(h)	the occurrence of an “event of default” under the indenture.

The servicer may not assign its obligations under the sale and servicing agreement nor resign from the obligations and duties thereby imposed on it unless it has determined that the servicer’s duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the sale and servicing agreement.

The indenture trustee may solicit bids for a successor servicer and, pending the appointment of a successor servicer as a result of soliciting such bids, the indenture trustee will be required to serve as successor servicer. If the indenture trustee is unable to obtain a qualifying bid, the indenture trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor servicer is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved sponsor-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, which shall assume all of the responsibilities, duties or liabilities of the servicer.

•         Prepayment and Yield Consequences

The weighted average life of, and, the yield to maturity on, a note will be directly related to the rate of payment of principal of the related mortgage loans, including for this purpose voluntary payments in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions of mortgage loans by the sponsor or servicer as required or permitted under the indenture or the sale and servicing agreement.

The actual rate of principal prepayments on groups of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

The prepayment behavior of the adjustable-rate mortgage loans may differ from that of the fixed-rate mortgage loans. As an adjustable-rate mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings.

Similarly, the prepayment behavior of the interest-only loans may differ from the mortgage loans that amortize principal in the traditional manner. As an interest-only mortgage loan approaches the date on which the principal of the mortgage loan begins to amortize, the borrower may become more likely to refinance such mortgage loan to reduce the monthly payment.

As indicated above, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield.

Final Payment Dates

The final stated maturity date is the payment date in                          for all classes of notes. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumption, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

•	prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

•	the overcollateralization provisions of the transaction result in the application of Excess Interest to the payment of principal, or

•	the sponsor may, at its option as described in this prospectus supplement, call the notes in connection with a “clean-up call” redemption as described under “Description of the Notes and the Trust Certificates - Optional Clean-up Call”.

Modeling Assumptions

The following tables, addressing the percentage of original note principal balances and the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

•	the related mortgage loans prepay at the indicated percentage of the Prepayment Assumption as set forth in the tables below,

•	payments on the notes are received in cash on the [25th] day of each month, regardless of the day on which the payment date actually occurs, commencing in ,

•	no defaults or delinquencies or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

•	scheduled payments are assumed to be received on the first day of each month commencing in , and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in , and include thirty days’ interest thereon,

•	no optional termination is exercised except with respect to the weighted average lives to call,

•	the notes are issued on ,

•	the sum of the servicing fees and the indenture trustee fees will be basis points per annum,

•	the levels of one-month LIBOR and six-month LIBOR remain constant at % and %, respectively,

•	no swap termination payments are paid or received by the trust,

•	the Target Overcollateralization Amount is initially as specified and decreases according to the provisions set forth in this prospectus supplement,

•	the Original Note Principal Balances are as set forth on the cover of this prospectus supplement, and

•	The mortgage loans are assumed to have the following characteristics:

Assumed Mortgage Loan Characteristics

Group	Loan Type	Principal Balance ($)	Index	Current Mortgage Interest Rate (%)	Original Amortization Term (mo)	Original Interest- Only Term (mo)	Original Term To Maturity (mo)	Remaining Term To Maturity (mo)	Gross Margin (%)	Months Until Next Rate Adjustment Date	Rate Change Frequency (mo)	Initial Periodic Cap (%)	Subsequent Cap (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)

(1)	Such Mortgage Loan has a first payment date on and will provide principal and interests proceeds to the trust certificates commencing in the payment date.

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments — for this purpose, the term “prepayment” includes liquidations due to default.

The weighted average life of an Offered Note is determined by (a) multiplying the amount of the reduction, if any, of the Class Note Balance of the note on each payment date by the number of years from the date of issuance to that payment date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of the note referred to in clause (a).

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the “Prepayment Assumption”) which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption assumes a constant prepayment rate or “CPR” of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional approximately             % (precisely         %/    , expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of         % per annum each month is assumed. A         % Prepayment Assumption assumes a prepayment rate equal to         % of the Prepayment Assumption, i.e., no prepayments. A         % Prepayment Assumption assumes prepayment rates equal to         % of the Prepayment Assumption, and so forth. The Prepayment Assumption is not intended to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or the timing of receipt of prepayments on the mortgage loans.

The mortgage loans in the related group prepay in the indicated percentages of the Prepayment Assumption:

Percentage of Initial Class A-1     Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.
(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class A-1     Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.
(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class A-2A Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class A-2B Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class A-2C Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.
(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-   Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.
(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-   Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.
(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-   Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.
(1)	Fixed rate-mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-   Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-   Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

*	Greater than 0% but less than 0.5%.
(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

Percentage of Initial Class M-   Principal Balance

Outstanding at the Following Percentages of the Prepayment Assumption

	FRM(1)	50.00%	75.00%	100.00%	125.00%	150.00%
Date	ARM(2)	70.00%	105.00%	140.00%	175.00%	210.00%
%

Weighted Average Life to Maturity (years)

Weighted Average Life to Call (years)(3)

(1)	Fixed-rate mortgages.
(2)	Adjustable-rate mortgages.
(3)	Assuming the clean-up call is exercised on the first payment date on which the outstanding principal balance of the notes, after giving effect to principal distributions on that payment date, is less than 10% of the original principal balance of the notes.

None of the trust, the owner trustee, the indenture trustee, the sponsor, the servicer or the underwriters will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable note rate, or with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

•         Material Federal Income Tax Consequences

The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Treatment of the Notes

The sponsor and the issuer agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the “IRS”) and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Dewey Ballantine LLP, tax counsel, is of the opinion that, for federal income tax purposes, (i) the notes, other than the notes held by the owner of the trust certificates, will be treated as indebtedness and (ii) as long as a Parent REIT owns a 100% interest in the trust certificates and maintains its real estate investment trust (“REIT”) status, the issuer will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

Because the issuer is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuer will be treated as a taxable mortgage pool (“TMP”) for federal income tax purposes. A TMP, however, that is treated as a “qualified REIT subsidiary” of a REIT will not be subject to corporate income taxation. See “Material Federal Income Tax Consequences — REIT/TMP” in the accompanying prospectus.

[The issuer will be a “qualified REIT subsidiary” because its sole owner, the sponsor (the “Parent REIT”), [has/will made/make] an election to be treated as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 2004. As of the date of the issuance of the offered notes, the sponsor has been organized in conformity with the requirements for REIT qualification and intends to conduct its operations so as to qualify as a REIT on a continuing basis. The qualification and taxation of a Parent REIT as a REIT will depend on the Parent REIT’s ability, on a continuing basis, to meet certain distribution levels, diversity of ownership tests, and certain tests concerning the nature of such REIT’s income and assets.]

In the event that the Parent REIT loses its REIT status or the issuer is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, the issuer would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. See “Material Federal Income Tax Consequences — REIT/TMP” in the accompanying prospectus. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the issuer not being treated as a qualified REIT subsidiary.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the issuer, will report to the noteholders of record and the IRS the amount of interest paid and original issue discount (“OID”), if any, accrued on the notes to the extent required by law. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

Special Tax Attributes. The notes will not represent “real estate assets” for purposes of Section 856(c)(4)(A) of the Code or “[l]oans. secured by an interest in real property” within the meaning of Section 7701(a)(19)(C) of the Code.

Discount and Premium. The                          Notes will be, and certain other classes of notes may be, issued with OID within the meaning of Section 1273(a) of the Code. The issuer intends to take the position for income tax reporting purposes that the notes do not have OID solely by reason of the possibilities that the issuer will defer certain payments of interest or the issuer will not pay currently the related Basis Risk Carry-Forward Amount because the issuer believes such possibilities are remote. Although such notes are not treated as having been issued with OID, if the funds available on any payment date are not sufficient to make a full distribution of accrued interest, then, solely for purposes of applying applicable Treasury regulations relating to OID, the notes will be treated as retired and reissued, possibly with OID. If the notes were treated as reissued with OID, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. If, contrary to the issuer’s belief, there is more than a remote likelihood that the issuer will not make payments of such amounts currently, all interest payable on the notes, including interest on accrued and unpaid interest, will be treated as OID. Noteholders must include OID in ordinary income on a constant yield to maturity basis in accordance with the special tax rules described in section 1272(a)(6) of the Code, relating to debt instruments that may be accelerated by reason of the prepayment of other debt obligations securing such debt instruments, whether or not it receives a cash payment on any payment date. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus.

The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is         % for fixed-rate Mortgage Loans and         % for adjustable-rate Mortgage Loans of the Prepayment Assumption. See “Prepayment and Yield Consequences” herein. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Securities Purchased at a Premium” in the accompanying prospectus.

Sale or Redemption of the Notes. If a note is sold or retired, the sponsor will recognize gain or loss equal to the difference between the amount realized on the sale and such sponsor’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sale or Exchange” in the accompanying prospectus.

Information Reporting and Backup Withholding. Under current United States federal income tax law, generally a “backup” withholding tax is applied to certain interest and principal payments (including OID, if any) made to, and to the proceeds of sales before maturity by, certain United States persons if such persons fail to supply taxpayer identification numbers and other information. In addition, certain persons making such payments, such as the indenture trustee, are required to submit information returns to the United States Treasury Department with regard to those payments. Backup withholding and information reporting, however, generally do not apply to any such payments made to certain “exempt recipients,” such as corporations. Each nonexempt holder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding or establish such holder’s non-U.S. status (for example, provide a form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-8EXP). Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is provided to the IRS.

Foreign Investors. Interest, including OID (if any), distributable to a holder who or which is not a United States person (other than a person that is treated under the Code as a “10 percent shareholder” of the issuer, the sponsor or the Parent REIT or as a “controlled foreign corporation” that is related to the issuer, the sponsor or the Parent REIT through stock ownership) generally will not be subject to United States withholding tax imposed with respect to such payments; provided that such holder fulfills certain certification requirements. See “Material Federal Income Tax Consequences — Foreign Investors — Grantor Trust Securities, Debt Securities and REMIC Regular Securities” in the accompanying prospectus. Under the certification requirements, a foreign holder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. Any capital gain realized on the sale, exchange or other taxable disposition of a note by a holder that is not a United States person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the holder’s conduct of a trade or business in the United States and (ii) in the case of holder that is an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition. If income or gain with respect to a note is effectively connected with a United States trade or business carried on by a holder who or which is not a United States person, the withholding tax will not apply, but such holder will be subject to United States federal income tax at graduated rates applicable to United States persons. Potential investors who are non-United States persons should consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the notes.

State Tax Considerations. State tax consequences to each holder will depend upon the provisions of the state tax laws to which the holder is subject. Potential investors are urged to consult their own tax advisors with respect to state taxes.

•        ERISA Consequences

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on

•	employee benefit plans, as defined in Section 3(3) of ERISA,

•	plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, and

•	persons who have certain specified relationships to such plans — “parties-in-interest” under ERISA and “disqualified persons” under the Code.

Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in “prohibited transactions” involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the plans investing in the general account — e.g., through the purchase of an annuity contract. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: prohibited transaction class exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another PTCE.

•        Legal Investment

The                      Notes and the              Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

•        Plan of Distribution

Subject to the terms and conditions of the underwriting agreement, dated     , 20[    ], among the sponsor and the underwriters named below, the sponsor has agreed to sell to the underwriters and the underwriters have agreed to purchase the classes of notes listed below from the sponsor. The sponsor is obligated to sell, and each underwriter has, severally but not jointly, agreed to purchase the principal amount of the following classes of notes set forth opposite its name below:

	Class A-1 Notes	Class A-1 Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class A-2A Notes	Class A-2B Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class A-2C Notes	Class M-_ Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class M- Notes	Class M- Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

	Class M- Notes	Class M- Notes
Underwriter	Principal Amount	Principal Amount
	$	$

Total	$	$

Class M- Notes
Underwriter	Principal Amount
$

Total	$

The distribution of the notes by the underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The underwriters may effect such transactions by selling the notes to or through dealers, and such dealers may receive from the underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriters and any dealers that participate with the underwriters in the distribution of the notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”).

Expenses incurred by the Sponsor in connection with this offering are expected to be approximately $            .

From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of NovaStar. The underwriters or affiliates of the underwriters have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay the financing.

For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, see “Plan of Distribution” in the accompanying prospectus.

The underwriting agreement provides that the sponsor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Act.

The swap provider may be an affiliate of one of the underwriters.

•        Incorporation of Information by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

•        Additional Information

NovaStar Mortgage Funding Corporation has filed with the Securities and Exchange Commission a registration statement (Registration No. 333-            ) under the Securities Act of 1933, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York, 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

•        Legal Matters

Certain legal matters in connection with the notes will be passed upon for the sponsor, the servicer, and as to certain tax matters for the trust by                     , and for the underwriters by                     .

•        Ratings

It is a condition to the original issuance of the notes that they will receive ratings by[Rating Agencies], as set forth below.

Class	Ratings ([Rating Agencies])
A
M-_
M-_
M-_
M-_
M-_
M-_

Explanations of the significance of such ratings may be obtained from [address of rating agencies]. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the notes do not address the likelihood of the payment of any Basis Risk Carry-Forward Amounts.

•        Glossary

The following terms have the meanings given below when used herein.

Accrued Note Interest means, with respect to any payment date and each class of notes, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such payment date at the related Note Rate, as reduced by any net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes), provided, however, that in the case of any Class M Note, such amount shall be reduced by the amount of Deferred Interest for such class.

Available Funds means, for any payment date, the sum of the following amounts: (i) the Servicer Remittance Amount, (ii) the proceeds from repurchases of mortgage loans, (iii) any net swap payment received from the swap provider and (iv) all proceeds received with respect to any optional clean-up call.

Basic Principal Distribution Amount means, with respect to any payment date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Basis Risk Carry Forward Amount means, with respect to any payment date and any class of notes, the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of notes at such notes’ applicable Note Rate (without regard to the Loan Group I Cap, Loan Group II Cap or the WAC Cap, as applicable) over interest due on such class of notes at a rate equal to their capped Note Rate, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior payment dates and (iii) interest on the amount in clause (ii) at such Notes’ applicable Note Rate (without regard to the Loan Group I Cap, Loan Group II Cap or the WAC Cap, as applicable).

Class A Principal Allocation Percentage means, with respect to any payment date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Notes, the numerator of which is (x) the portion of the Principal Remittance Amount for such payment date that is attributable to principal received or advanced on the Group I mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such payment date; and (ii) in the case of the Class A-2 Notes, the numerator of which is (x) the portion of the Principal Remittance Amount for such payment date that is attributable to principal received or advanced on the Group II mortgage loans and the denominator of which is (y) the Principal Remittance Amount for such payment date.

Class A Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the aggregate Class Note Balance of the Class A Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately             % and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over             % of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class A-1 Principal Distribution Allocation means, with respect to any payment date (i) if a Group I Sequential Trigger Event is not in effect, pro rata among the Class A-1 Notes based on the Class Note Balance of each class of Class A-1 Notes immediately prior to such payment date or (ii) if a Group I Sequential Trigger Event is in effect, first to the Class A-1             Notes, until their Class Note Balance has been reduced to zero, and second to the Class A-1             Notes, until their Class Note Balance has been reduced to zero.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date) and (B) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately             % (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over             % of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (C) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately             % and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over             % of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-             Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (D) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately             % and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over             % of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (E) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately             % and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over             % of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_

Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (F) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately             % and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over             % of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class M-_ Principal Distribution Amount means, with respect to any payment date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Distribution Amount on such payment date), (B) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (C) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (D) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (E) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), (F) the Class Note Balance of the Class M-_ Notes (after taking into account the payment of the Class M-_ Principal Distribution Amount on such payment date), and (G) the Class Note Balance of the Class M-_ Notes immediately prior to such payment date, over (y) the lesser of: (A) the product of (i) approximately             % and (ii) the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period, and (B) the excess, if any, of the aggregate scheduled principal balance of the mortgage loans on the last day of the related Due Period over             % of the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

Class Note Balance means the original note principal balance of any class of Notes as listed on the table on the front cover of this prospectus supplement, minus the sum of all amounts applied in reduction of such amount on all prior payment dates.

Compensating Interest means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related Prepayment Period and (b) the aggregate servicing fee with respect to the related Due Period.

Cut-off Date means with respect to the mortgage loans originated on or before             , 200_, the close of business on             , 200_. With respect to the mortgage loans originated after             , 200_, the origination date of such mortgage loan.

Cut-off Date Principal Balance means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) (or, with respect to Mortgage Loans which were originated after the Cut-Off Date, as of the date of origination) and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), irrespective of any delinquency in payment by the related mortgagor.

Debt Service Reduction is, with respect to any mortgage loan, a reduction in the scheduled monthly payment on the related mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Swap Termination Payment is any termination payment required to be made by the trust to the swap provider pursuant to the Interest Rate Swap Agreement as a result of an “Event of Default” with respect to which the swap provider is the “Defaulting Party” or a “Termination Event” (other than “Illegality” or “Tax Event”) (each as defined in the Interest Rate Swap Agreement) with respect to which the swap provider is the sole “Affected Party” or with respect to a termination resulting from a Downgrade Terminating Event.

Deferred Interest means for any class of Class M Notes and any payment date, the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Interest Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior payment dates that remain unpaid, and (c) interest accrued for the Accrual Period related to such payment date on the amount in clause (b) at the Note Rate applicable to such class.

Deficient Valuation is, with respect to any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

Delinquency Advance means advances made by the servicer on each Servicer Remittance Date with respect to delinquent payments of principal of and interest on the mortgage loans, at a rate of interest equal to the interest rate on the related mortgage note — or at such lower rate as may be in effect for such mortgage loan because of application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — less the servicing fee rate.

Delinquency Rate for any Due Period means, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (calculated on a contractual basis, and including all foreclosures and REO Properties) as of the close of business on the last day of such Due Period, and the denominator of which is the Pool Balance as of the close of business on the last day of such Due Period.

Distributable Interest Amount means, with respect to any payment date and group, the Interest Remittance Amount for such group plus swap receipts with respect to such group, if any, and less all net swap payments owed and any swap termination payments due as a result of a default by the issuer under the interest rate swap agreement, if any.

Due Period means, with respect to any payment date, the period from and including the second day of the preceding month to and including the first day of the current month.

Excess Interest for any payment date is equal to the excess of (x) the Distributable Interest Amount over (y) the sum (without duplication) of the amounts distributed pursuant to clauses (i) through (iii) “Description of the Notes and the Trust Certificates—Interest Payment Priorities” herein.

Excess Subordinated Amount means, with respect to any payment date, the excess, if any of (i) the Overcollateralization Amount, and (ii) the Target Overcollateralization Amount for such payment date.

Extra Principal Distribution Amount means, with respect to any payment date, the lesser of (i) the Excess Interest and (ii) the Overcollateralization Deficiency for such payment date.

Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Servicer Remittance Date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

Group I Principal Distribution Amount means, with respect to any payment date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-1 Notes.

Group II Principal Distribution Amount means, with respect to any payment date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class A-2 Notes.

Group I Sequential Trigger Event. A Group I Sequential Trigger Event is in effect on any payment date if, before the[ 25th] payment date, the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds             %, or if, on or after the [25th] payment date, a Trigger Event is in effect.

Initial Pool Balance is the aggregate Cut-Off Date Principal Balance of the mortgage loans as of the Cut-Off Date. When used in reference to a group of mortgage loans, “Initial Pool Balance” refers to the aggregate Cut-Off Date Principal Balance of the mortgage loans included in such group.

Insurance Proceeds are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices.

Interest Accrual Period means with respect to the Offered Notes and for each payment date, the period from and including the prior payment date (or, in the case of the first payment date, from the closing date) to, but excluding the current payment date; interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.

Interest Remittance Amount means with respect to any payment date and group, the Available Funds on such payment date attributable to interest received or advanced on the related group of mortgage loans less the servicing fees, the owner trustee fees, the indenture trustee fees and certain indemnification liabilities of the trust to the indenture trustee and the owner trustee for such payment date, to the extent related to such group.

Liquidated Loan Loss as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

Liquidated Mortgage Loan is a mortgage loan with respect to which the related mortgaged property has been acquired, liquidated or foreclosed and with respect to which the servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

Liquidation Expenses as to any Liquidated Mortgage Loan are all expenses incurred by the servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances.

Liquidation Proceeds are amounts received by the servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation, (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise or (z) the liquidation of any other security for such mortgage loan, including, without limitation, pledged equipment, inventory and working capital and assignments of rights and interests made by the related mortgagor.

Loan Group I Cap means, with respect to any payment date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Class A-1 Notes and (ii) the sum of (A) the weighted average gross coupon of the Group I mortgage loans in effect on the beginning of the related Due Period less the servicing fee rate and the trustee fee rate and (B) the swap receipts into the trust allocable to the Group I mortgage loans, if any, less swap payments out of the trust allocable to the Group I mortgage loans, if any, divided by the Group I mortgage loan balance at the beginning of the related Due Period multiplied by 12.

Loan Group II Cap means, with respect to any payment date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Class A-2 Notes and (ii) the sum of (A) the weighted average gross coupon of the Group II mortgage loans in effect on the beginning of the related Due Period less the servicing fee rate and the trustee fee rate and (B) the swap receipts into the trust allocable to the Group II mortgage loans, if any, less swap payments out of the trust allocable to the Group II mortgage loans, if any, divided by the Group II mortgage loan balance at the beginning of the related Due Period multiplied by 12.

Net Foreclosure Profits as to any Servicer Remittance Date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such Servicer Remittance Date over (y) Liquidated Loan Losses with respect to such Servicer Remittance Date.

Net Liquidation Proceeds as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the servicer with respect to such mortgage loan.

Net Monthly Excess Cashflow means, with respect to any payment date, the amount of Available Funds for such payment date remaining after making all payments described herein under the headings “Description of the Notes and the Trust Certificate—Payments of Interest—Interest Payment Priorities” and “Description of the Notes and the Trust Certificate —Payments of Principal.”

Net Prepayment Interest Shortfalls means, with respect to any group of mortgage loans and any payment date, the amount by which the aggregate Prepayment Interest Shortfalls for such group during the related Prepayment Period exceeds the available Compensating Interest for that group.

Net REO Proceeds as to any REO property, are REO Proceeds net of any related expenses of the servicer.

Overcollateralization Amount with respect to any payment date will be equal to the amount, if any, by which (x) the Pool Balance as of the end of the related Due Period exceeds (y) the excess of the aggregate Class Note Balances of the notes, after giving effect to payments on such payment date.

Overcollateralization Deficiency with respect to any payment date will be equal to the amount, if any, by which (x) the Target Overcollateralization Amount for such payment date exceeds (y) the Overcollateralization Amount for such payment date, calculated for this purpose after giving effect to the reduction on such payment date of the Class Note Balances of the notes resulting from the payment of the Principal Remittance Amount on such payment date.

Payahead means any payment made by a mortgagor during a Due Period which is intended by the mortgagor to be an early payment of one or more scheduled monthly payments due with respect to subsequent Due Periods, and not as a curtailment to be applied in full as a reduction in the principal balance of the related mortgage loan.

Pool Balance for any date and with respect to the mortgage loans or a group of mortgage loans is the aggregate principal balances of the related mortgage loans as of such date.

Pool Subordinate Amount means, with respect to any payment date and a group of mortgage loans, the excess of the Pool Balance for such group for the immediately preceding payment date over the aggregate Class Note Balance of the Class A-1 Notes (in the case of the Group I mortgage loans) or the aggregate Class Note Balance of the Class A-2 Notes (in the case of the Group II mortgage loans), in each case immediately prior to the related payment date.

Prepayment Interest Shortfalls means, with respect to any payment date, and each mortgage loan that was prepaid in full in the related Prepayment Period, an amount equal to the excess, if any, of (a) thirty days’ interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate — or at such lower rate as may be in effect for any such mortgage loan because of the application of the Relief Act, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan — minus the rate at which the servicing fee are calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the servicing fee for such mortgage loan in such month.

Prepayment Period means, with respect to any payment date and any prepayment in full on the mortgage loans, the period from and including the sixteenth day of the preceding month (or in the case of the first payment date, the Cut-Off Date) to and including the fifteenth day of the month in which the payment date occurs.

Principal Deficiency Amount means, for any payment date, the excess of the aggregate Class Note Balance of all classes of Notes immediately prior to such payment date over the aggregate scheduled principal balance of the mortgage loans as of the first day of the related Due Period. On any payment date, the total Principal Deficiency Amount shall be allocated among the classes of Class M Notes in reverse order of their seniority. Thus, for instance, the Principal Deficiency Amount for any payment date will first be allocated to the Class M-_ Notes and, to the extent the Principal Deficiency Amount for such payment date exceeds the aggregate Class Note Balance of the Class M-_ Notes, such excess Principal Deficiency Amount shall be allocated to the Class M-_ Notes, and so on.

Principal Distribution Amount means, with respect to any payment date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Principal Remittance Amount for any payment date will be equal to that portion of the Servicer Remittance Amount for the related Servicer Remittance Date which relates to principal, together with:

(i)	the principal portion of the proceeds received by the indenture trustee upon the exercise by the sponsor of its option to call the notes;

(ii)	the principal portion of the proceeds received by the indenture trustee on any termination of the trust; and

(iii)	the Subsequent Recoveries received.

Qualified Substitute Mortgage Loan means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

•	relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

•	matures no later than, and not more than one year earlier than, the deleted mortgage loan,

•	has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

•	has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan, and

•	complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement.

Rating Agency Condition means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice thereof and that each of the rating agencies shall have notified the indenture trustee, the servicer, the sponsor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Notes that it maintains.

Realized Loss is the amount determined by the servicer, in accordance with its standard procedure, in connection with any mortgage loan equal to (i) with respect to any mortgage loan which has been liquidated, the excess of the principal balance of that mortgage loan plus interest thereon at a rate equal to the applicable mortgage rate less the servicing fee rate from the due date as to which interest was last paid or advanced up to the due date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the servicer from the collection account with respect to such mortgage loan, (ii) with respect to any mortgage loan which has become the subject of a Deficient Valuation, the excess of the principal balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation or (iii) with respect to any mortgage loan which has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no prepayments are received with respect to such mortgage loan, discounted monthly at the applicable mortgage rate.

Relief Act Interest Shortfall means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) one month’s interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Relief Act or any similar state law.

REO Proceeds are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

Required Swap Counterparty Rating means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by [Moody’s,] a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least [“Aa3”] by [Moody’s] and if rated [“Aa3”] by [Moody’s] is not on negative credit watch by [Moody’s] or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by [Moody’s,] a Long-Term Rating of at least [“A1”] by [Moody’s] and a short-term rating of [“P-1”] by [Moody’s] and, in each case, such rating is not on negative credit watch by [Moody’s] and (y) (i) a short-term rating of at least [“A-1”] by [S&P] or (ii) if such counterparty or entity does not have a short-term rating by [S&P,] a Long-Term Rating of at least [“A+”] by [S&P.]

Rolling Three Month Delinquency Rate with respect to any payment date, will be the average of the Delinquency Rates for the three (or one or two, in the case of the first and second payment dates, respectively) immediately preceding Due Periods.

Senior Credit Enhancement Percentage means, for any payment date, the percentage obtained by dividing (x) the aggregate Class Note Balance of the Class M Notes (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such payment date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period.

Servicer Remittance Amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

•	all scheduled collections of principal of and interest on the mortgage loans collected by the servicer during the related Due Period,

•	all partial prepayments other than Payaheads of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the servicer during the previous calendar month,

•	all principal prepayments in full, including prepayment penalties, collected by the servicer during the related Prepayment Period,

•	all Delinquency Advances made, and Compensating Interest paid, by the servicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the sale and servicing agreement,

but excluding the following:

(a)	amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

(b)	for such Servicer Remittance Date, the servicing fee;

(c)	all net income from eligible investments that is held in the collection account for the account of the servicer;

(d)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(e)	Net Foreclosure Profits;

(f)	all amounts previously advanced by the servicer as Delinquency Advances or Servicing Advances that are determined in good faith by the servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate; and

(g)	certain other amounts which are reimbursable to the servicer, as provided in the sale and servicing agreement.

The amounts described above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Servicer Remittance Date is the second business day prior to a payment date.

Servicing Advances means “out-of-pocket” costs and expenses of the servicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

Step-Down Date means the earlier of (A) the date on which the aggregate Class Note Balances of the Class A Notes have been reduced to zero and (B) the later to occur of:

(x)	the payment date occurring in ; and

(y) the first payment date on which the Senior Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the mortgage loans during the related Due Period, but before giving effect to payments on any of the notes on such payment date) for the Class A Notes would be greater than or equal to             %.

Subsequent Recovery with respect to any mortgage loan that had previously been the subject of a Realized Loss, any amounts (net of reimbursable expenses) subsequently received in connection with such mortgage loan.

Target Overcollateralization Amount with respect to any payment date (a) prior to the Step-down Date, will be equal to approximately $             and (b) on or after the Step-down Date, so long as a

Trigger Event is not in effect, approximately             % of the Pool Balance as of the last day of the related Due Period, subject to a floor equal to             % of the Initial Pool Balance. If a Trigger Event is in effect, then the Target Overcollateralization Amount will be equal to the Target Overcollateralization Amount as of the prior payment date.

Trigger Event. A Trigger Event is in effect on any payment date if (i) on that payment date the Rolling Three Month Delinquency Rate equals or exceeds             % of the prior period’s Senior Credit Enhancement Percentage or (ii) during such period, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date, less any Subsequent Recoveries (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Dates	Cumulative Realized Loss Percentage
% for the first month, plus an additional 1/12th of % for each month thereafter (e.g., approximately % in )
% for the first month, plus an additional 1/12th of % for each month thereafter (e.g., approximately % in )
% for the first month, plus an additional 1/12th of % for each month thereafter (e.g., approximately % in )
% for the first month, plus an additional 1/12th of % for each month thereafter (e.g., approximately % in )
and thereafter	%

Unpaid Interest Shortfall Amount means, with respect to each class, an amount equal to any unpaid Accrued Note Interest from prior payment dates, with interest accrued thereon at the related Note Rate.

WAC Cap means, with respect to any payment date, the weighted average of the Loan Group I Cap and the Loan Group II Cap, weighted on the basis of the Pool Subordinate Amount for each group; provided, however, on any payment date after the Class Note Balance of the Class A Notes related to either group has been reduced to zero, such weighting will be on the basis of each Group’s Pool Balance rather than the related Pool Subordinate Amount.

Schedule 1

Swap Notional Schedule

Month	Payment Month	Aggregate Notional ($)	Group I Notional ($)	Group II Notional ($)

Swap Notional Schedule

Month	Payment Month	Aggregate Notional ($)	Group I Notional ($)	Group II Notional ($)

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Part II

Information not Required in Prospectus

Item 14. Other expenses of Issuance and Distribution

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the filing fee, are estimated.

Filing Fee for Registration Statement	$1,412,400.00
Legal Fees and Expenses*	200,000.00
Accounting Fees and Expenses*	100,000.00
Trustee’s Fees and Expenses*	5,000.00
Printing and Engraving Fees*	78,000.00
Rating Agency Fees*	100,000.00
Miscellaneous*	200,000.00

Total	$2,095,400.00

*	Estimated in accordance with Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers

Delaware General Corporation Law

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not is good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

Article Nine of the Registrant’s Certificate of Incorporation (Exhibit 3.1 hereto) limits the liability of directors of the Registrant to the Registrant or its stockholders to the fullest extent permitted by Delaware law, provided, however, that the Registrant’s indemnification liabilities shall be fully subordinate to indebtedness of the Registrant relating to bonds issued by the Registrant.

Section 5.2 of the Registrant’s Bylaws (Exhibit 3.2 hereto) provides for indemnification of the directors and officers of the Registrant to the full extent permitted by the laws of the State of Delaware. In addition to the rights to indemnification provided by Delaware law, Article V of the Registrant’s Bylaws sets forth specific indemnification provisions and rights in actions by third parties (See Section 5.3), derivative actions (See Section 5.4), indemnification for expenses (See section 5.5), determination of the right to indemnification (See Section 5.6) and the advancement of expenses (See Section 5.7).

Insurance

The Registrant intends to maintain liability insurance for the benefit of its directors and officers.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibits
1.1	Form of Underwriting Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

3.1	Certificate of Incorporation of the Registrant (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

3.2	Bylaws of the Registrant (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.1	Form of Mortgage Loan Purchase Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.2	Form of Trust Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.3	Form of Indenture (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.4	Form of Servicing Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.5	Form of Pooling and Servicing Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

5.1	Opinion of Dewey Ballantine LLP with respect to the legality of the securities*

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters*

23.1	Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney *

*	Filed with the initial filing of this registration statement.

Signatures

Pursuant to the requirements of the securities Act of 1933, NovaStar Mortgage Funding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 24th day of March, 2006.

NOVASTAR MORTGAGE FUNDING CORPORATION

By:	/s/ Scott F. Hartman
Name:	Scott F. Hartman
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Scott F. Hartman Scott F. Hartman	Director and President (Principal Executive Officer)	March 24, 2006

By:	* Greg Metz	Secretary (Principal Financial Officer and Principal Accounting Officer)	March 24, 2006

By:	* W. Lance Anderson	Director	March 24, 2006

By:	* Mark Herpich	Director	March 24, 2006

*	By Scott F. Hartman as his true and lawful attorney-in-fact.

Exhibit Index

1.1	Form of Underwriting Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

3.1	Certificate of Incorporation (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

3.2	Bylaws (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.1	Form of Mortgage Loan Purchase Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.2	Form of Trust Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.3	Form of Indenture (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.4	Form of Servicing Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

4.5	Form of Pooling and Servicing Agreement (Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-3 No. 333-50290 and the same is incorporated herein by reference.)

5.1	Opinion of Dewey Ballantine LLP with respect to the legality of the securities*

8.1	Opinion of Dewey Ballantine LLP with respect to tax matters*

23.1	Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney*

*	Filed with the initial filing of this registration statement.